UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement

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❑	Soliciting Material Pursuant to §240.14a-12
Investors Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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101 JFK Parkway
Short Hills, New Jersey 07078
May 8, 2015
Dear Fellow Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Investors Bancorp, Inc., which will be held at The Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07901, on June 9, 2015, at 9:00 a.m., local time.
The business to be conducted at the Annual Meeting consists of the election of four directors, the approval of the Investors Bancorp, Inc. 2015 Equity Incentive Plan, an advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers, an advisory (non-binding) vote on the frequency of stockholder voting on executive compensation and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the calendar year ending December 31, 2015. Your Board of Directors has determined that an affirmative vote on each of these matters is in the best interests of Investors Bancorp and its stockholders and unanimously recommends a vote “FOR” the election of each of the nominees for director, “FOR” the approval of the 2015 Equity Incentive Plan, “FOR” approval on an advisory basis of executive compensation “FOR” approval of an annual advisory vote on executive compensation and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.
Your vote is very important regardless of the number of shares you own. We urge you to complete, sign and return the enclosed Proxy Card as soon as possible, or to vote by Internet or telephone as described on your Proxy Card, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
On behalf of the Board of Directors, officers and employees of Investors Bancorp, Inc., we thank you for your continued support.

Sincerely,
/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
(973) 924-5100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 9, 2015
NOTICE IS HEREBY GIVEN THAT the 2015 Annual Meeting of Stockholders of Investors Bancorp, Inc. will be held at The Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07901, on June 9, 2015, at 9:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of four persons to serve as directors of Investors Bancorp, Inc., each for a three-year term, and until their successors are elected and qualified.

2.	The approval of the Investors Bancorp, Inc. 2015 Equity Incentive Plan.

3.	An advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers.

4.	An advisory (non-binding) vote on the frequency of stockholder voting on executive compensation.

5.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the year ending December 31, 2015.

6.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.
The Board of Directors of Investors Bancorp, Inc. has fixed April 20, 2015 as the record date for determining the stockholders entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.
The Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in the Proxy Statement,“FOR” the approval of the 2015 Equity Incentive Plan, “FOR” an annual vote with respect to executive compensation, “FOR” approval on an advisory basis of executive compensation and “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2015.
The Board of Directors requests that you complete, sign and mail the enclosed Proxy Card promptly in the enclosed postage-paid envelope. You may also vote by Internet or telephone as described on your Proxy Card. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors Investors Bancorp, Inc.

/s/ Patricia E. Brown
Patricia E. Brown Corporate Secretary
Short Hills, New Jersey
May 8, 2015
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2015 — INVESTORS BANCORP, INC.'S 2014 ANNUAL REPORT ON FORM 10K AND PROXY STATEMENT ARE AVAILABLE AT WWW.PROXYDOCS.COM/ISBC.

INVESTORS BANCORP, INC.
PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 9, 2015
GENERAL INFORMATION
This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to the stockholders of Investors Bancorp, Inc. (“Investors Bancorp” or the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at the 2015 Annual Meeting of Stockholders. The Annual Meeting will be held on June 9, 2015 at 9:00 a.m., local time, at The Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07901. The term “Annual Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.
This Proxy Statement is dated May 8, 2015 and is first being mailed to stockholders of Investors Bancorp on or about May 8, 2015.
The Annual Meeting of Stockholders

Date, Time and Place	The Annual Meeting of Stockholders will be held at The Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07901, on June 9, 2015, at 9:00 a.m., local time.

Record Date	April 20, 2015

Shares Entitled to Vote	352,296,228 shares of Investors Bancorp common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting
To consider and vote on the election of four directors, the approval of the 2015 Equity Incentive Plan, the approval of the compensation paid to our Named Executive Officers, the frequency of stockholder voting on executive compensation and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Vote Required
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The approval of the 2015 Equity Incentive Plan, the advisory vote to approve executive compensation, and the ratification of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” With respect to the advisory vote on the frequency of future votes on executive compensation, a stockholder may vote on one, two or three years, or may abstain, and the advisory vote on frequency will be the choice that receives the most votes.

Your Board of Directors Recommends You Vote in Favor of the Proposals
Your Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the 2015 Equity Incentive Plan,“FOR” an annual vote with respect to executive compensation, “FOR” approval on an advisory basis of executive compensation and “FOR” the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the year ending December 31, 2015.

Investors Bancorp
Investors Bancorp, a Delaware corporation, is the bank holding company for Investors Bank, an FDIC-insured, New Jersey-chartered capital stock savings bank. On May 7, 2014, the Bank reorganized from a two-tier mutual holding company structure to a fully public stock holding company structure. Concurrent with the completion of the stock offering, each share of common stock owned by public stockholders was exchanged for 2.55 shares of Company common stock, and as a result, all share information disclosed has been revised to reflect the 2.55- to- one exchange ratio. Investors Bancorp had $18.77 billion in total assets and 132 full-service banking offices in New Jersey and New York at December 31, 2014. Investors Bancorp’s principal executive offices are located at 101 JFK Parkway, Short Hills, New Jersey 07078, and our telephone number is (973) 924-5100.

Who Can Vote
The Board of Directors has fixed April 20, 2015 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Investors Bancorp common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On April 20, 2015, 352,296,228 shares of Investors Bancorp common stock were outstanding and held by approximately 18,000 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Investors Bancorp common stock is necessary to constitute a quorum at the Annual Meeting.
How Many Votes You Have
Each holder of shares of Investors Bancorp common stock outstanding on April 20, 2015 will be entitled to one vote for each share held of record. However, Investors Bancorp’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Investors Bancorp are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.
Matters to Be Considered
The purpose of the Annual Meeting is to elect four directors, to approve the 2015 Equity Incentive Plan, to approve the compensation paid to our Named Executive Officers, to recommend the frequency of stockholder voting on executive compensation and to ratify the appointment of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the year ending December 31, 2015.
You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. We may adjourn or postpone the Annual Meeting for the purpose, among others, of allowing additional time to solicit proxies.
How to Vote
You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director, “FOR” the approval of the 2015 Equity Incentive Plan, “FOR” approval on an advisory basis of the executive compensation paid to our Named Executive Officers, “FOR” approval of an annual advisory vote on executive compensation and “FOR” the ratification of the appointment of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the year ending December 31, 2015.
Stockholders of record can vote in person at the Annual Meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote in person at the Annual Meeting. The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in the Proxy Card in their best judgment.

Participants in the Investors Bank ESOP or 401(k) Plan
If you are a participant in the Investors Bank Employee Stock Ownership Plan (“ESOP”) or the Investors Bank Employee 401(k) Plan (the “401(k) Plan”) through which you own shares of Investors Bancorp common stock, you will have received with this Proxy Statement a voting instruction form for each plan that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of these plans, the trustees of the ESOP and 401(k) Plan vote all shares held by the plans, but each participant may direct the trustees how to vote the shares of Investors Bancorp common stock allocated to his or her ESOP or 401(k) Plan account. If you own shares through any of these plans and do not provide direction or provide instructions that were not timely received, the respective plan trustees will vote your shares in accordance with the terms of the respective plans.
Quorum and Vote Required
The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Investors Bancorp common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted on certain matters is sometimes referred to as a broker non-vote.
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld”. The approval of the 2015 Equity Incentive Plan, the advisory vote to approve the executive compensation paid to our Named Executive Officers, and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN”. With respect to the advisory vote on the frequency of future votes on executive compensation, a stockholder may vote on one, two or three years, or may abstain, and the advisory vote on frequency will be the choice that receives the most votes.
Revocability of Proxies
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Investors Bancorp prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.
Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:
Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
Attention:    Patricia E. Brown, Corporate Secretary
If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies
Investors Bancorp will bear the entire cost of soliciting proxies. In addition to solicitation of proxies by mail, Investors Bancorp will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Investors Bancorp common stock and secure their voting instructions, if necessary. Investors Bancorp will reimburse such holders of record for their reasonable expenses in taking those actions. Laurel Hill Advisory Group, LLC will assist us in soliciting proxies and we have agreed to pay them a fee of $7,500 plus reasonable expenses for their services. If necessary, Investors Bancorp may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
Recommendation of the Board of Directors
Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” the approval of the 2015 Equity Incentive Plan, “FOR” approval on an advisory basis of the executive compensation paid to our Named Executive Officers, “FOR” approval of an annual advisory vote on executive compensation and “FOR” the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the year ending December 31, 2015.

Security Ownership of Certain Beneficial Owners and Management
Persons and groups who beneficially own in excess of 5% of Investors Bancorp’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of April 20, 2015, certain information as to the shares of Investors Bancorp common stock owned by persons who beneficially own more than five percent of Investors Bancorp’s issued and outstanding shares of common stock. We know of no persons, except as listed below, who beneficially owned more than 5% of the outstanding shares of Investors Bancorp common stock as of April 20, 2015. For purposes of the following table and the table included under the heading “Directors and Executive Officers,” and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of any shares of common stock (i) over which he or she has, or shares, directly or indirectly, voting or investment power, or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after April 20, 2015.
Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding (1)
FMR LLC 245 Summer Street, Boston MA 02210	25,933,575 (2)	7.36%
Blue Harbour Group, LP 646 Steamboat Road Greenwich CT 06830	24,603,300 (3)	6.98%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,846,851 (4)	5.92%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	19,355,766 (5)	5.49%

(1) Based on 352,296,228 shares of Investors Bancorp common stock outstanding as of April 20, 2015.
(2) Based on a Schedule 13G filed with the SEC on February 13, 2015.
(3) Based on a Schedule 13D/A filed with the SEC on January 14, 2015.
(4) Based on a Schedule 13G filed with the SEC on December 31, 2014.
(5) Based on a Schedule 13G filed with the SEC on February 3, 2015.

Directors and Executive Officers
The following table sets forth information about shares of Investors Bancorp common stock owned by each nominee for election as director, each incumbent director, each Named Executive Officeridentified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of April 20, 2015.

Name	Position(s) held with Investors Bancorp Inc. and/or Investors Bank	Shares Owned Directly and Indirectly (1)	Options Exercisable within 60 days	Beneficial Ownership	Percent of Class	Unvested Stock Awards Included in Beneficial Ownership
NOMINEES
Robert M. Cashill	Chairman	631,902	892,500	1,524,402	*	—
Kevin Cummings	Director, President and Chief Executive Officer	1,018,732	1,147,500	2,166,232	*	—
Brian D. Dittenhafer	Director	241,657	353,203	594,860	*	—
Michele N. Siekerka	Director	79,921	70,606	150,527	*	—

INCUMBENT DIRECTORS
Robert C. Albanese	Director	71,988	35,302	107,290	*	—
Domenick A. Cama	Director, Senior Executive Vice President and Chief Operating Officer	773,082	1,020,000	1,793,082	*	—
James J. Garibaldi	Director	12,550	—	12,550	*	—
James H. Ward III	Director	338,860	—	338,860	*	—
Dennis M. Bone	Director	67,744	—	67,744	*	—
Doreen R. Byrnes	Director	175,388	166,250	341,638	*	—
William V. Cosgrove	Director	57,450	255,000	312,450	*	—
Brendan J. Dugan	Director	20,710	—	20,710	*	—

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Richard S. Spengler	Executive Vice President and Chief Lending Officer	472,021	110,000	582,021	*	—
Paul Kalamaras	Executive Vice President and Chief Retail Banking Officer	355,333	357,000	712,333	*	—
Thomas F. Splaine, Jr. (3)	Senior Vice President	315,814	446,250	762,064	*	—
Sean Burke (3)	Senior Vice President and Chief Financial Officer	—	—	—	*
All directors and executive officers as a group(2)		4,633,152	4,853,611	9,486,763	2.69%	—

*	Less than 1%

(1)	Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.

(2)
Includes 129,047 shares of common stock allocated to the accounts of executive officers under the Investors Bank Employee Stock Ownership Plan (“ESOP”) and excludes the remaining 17,465,304 shares of common stock of which 13,737,243 are unallocated and held for the future benefit of all employee participants. Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares. Includes 74,891 shares of common stock held through the Company's 401(k) Plan.

(3)
Effective January 26, 2015, Sean Burke was appointed Senior Vice President and Chief Financial Officer of Investors Bancorp. Concurrently, Mr. Splaine was appointed Senior Vice President, Financial Planning and Analysis and Investor Relations of Investors Bancorp.

PROPOSAL I—ELECTION OF INVESTORS BANCORP DIRECTORS
General
Investors Bancorp’s Board of Directors currently consists of 12 members and is divided into three classes, with one class of directors elected each year. Each of the 12 members of the Board of Directors also serves as a director of Investors Bank. The current Bylaws of Investors Bancorp provide that a director shall retire from the Board at the annual meeting of the Board immediately following the year in which the director attains age 75.
Four directors will be elected at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated Robert M. Cashill, Kevin Cummings, Brian D. Dittenhafer and Michele N. Siekerka for election as directors, each of whom has agreed to serve if so elected. All will serve until their respective successors have been elected and qualified.
Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.
In the event that any nominee is unable or declines to serve, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Investors Bancorp’s current Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

INVESTORS BANCORP’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY
STATEMENT.

Directors and Executive Officers of Investors Bancorp
The following table states our directors’ names, their ages as of April 20, 2015, and the years when they began serving as directors of Investors Bancorp and when their current term expires.

Name(1)	Position(s) Held With Investors Bancorp	Age	Director Since	Current Term Expires
NOMINEES
Robert M. Cashill	Chairman	72	1998	2015
Kevin Cummings	Director, President and Chief Executive Officer	60	2008	2015
Brian D. Dittenhafer	Lead Director	72	1997	2015
Michele N. Siekerka	Director	50	2013	2015

INCUMBENT DIRECTORS
Robert C. Albanese	Director	67	2013	2016
Domenick A. Cama	Director, Senior Executive Vice President and Chief Operating Officer	59	2011	2016
James J. Garibaldi	Director	63	2012	2016
James H. Ward III	Director	66	2009	2016
Dennis M. Bone	Director	63	2013	2017
Doreen R. Byrnes	Director	66	2002	2017
William V. Cosgrove	Director	67	2011	2017
Brendan J. Dugan	Director	67	2013	2017

(1)	The mailing address for each person listed is 101 JFK Parkway, Short Hills, New Jersey 07078. Each of the persons listed as a director is also a director of Investors Bank.

The following information describes the business experience for each of Investors Bancorp's directors and executive officers.
Nominees for Director
Term to Expire 2018
Robert M. Cashill was first elected to the Board of Directors of Investors Bancorp and Investors Bank in February 1998 and has served as Chairman since January 2010. Mr. Cashill served as President and Chief Executive Officer of Investors Bank from December 2002 until his retirement on December 31, 2007. During this time Mr. Cashill was an integral part of the conversion of the former savings bank into the mutual holding company structure raising $500 million in the process. Before assuming such position, Mr. Cashill served as Executive Vice President for the bank since January 2000. Prior to joining Investors Bank, Mr. Cashill was employed as Vice President Institutional Sales by Salomon Smith Barney from 1977 to 1998, and at Hornblower, Weeks, Hemphill, Noyes from 1966 to 1977. For much of that time he specialized in providing investment analysis and asset/liability management advice to thrift institutions and was, therefore, familiar with thrift recapitalizations and debt issuance. Mr. Cashill has a Bachelor of Science degree in Economics from Saint Peter’s College. He is a member of the National Association of Corporate Directors, where he continues his education and served on the boards of both the New Jersey League of Savings Institutions and the Paper Mill Playhouse.
Mr. Cashill’s leadership skills, extensive background in the financial services industry and his experience working for Investors Bank brings knowledge of industry management and local markets to the Board of Directors. The Nominating and Corporate Governance Committee considers Mr. Cashill’s financial and leadership skills and his experience and knowledge of the financial services industry in general and of Investors Bancorp in particular to be significant assets for the Board of Directors.
Kevin Cummings was appointed President and Chief Executive Officer of Investors Bancorp and Investors Bank effective January 1, 2008 and was also appointed to serve on the Board of Directors of Investors Bank at that time. He previously served as Executive Vice President and Chief Operating Officer of Investors Bank since July 2003. Prior to joining Investors Bank, Mr. Cummings had a 26-year career with the independent accounting firm of KPMG LLP, where he had been partner for 14 years.

Immediately prior to joining Investors Bank, he was an audit partner in KPMG’s Financial Services practice in their New York City office and lead partner on a major commercial banking client. Mr. Cummings also worked in the New Jersey community bank practice for over 20 years. Mr. Cummings has a Bachelor’s degree in Economics from Middlebury College and a Master’s degree in Business Administration from Rutgers University. He is the former Chairman of the Board and current member of the New Jersey Bankers Association and sits on the Board of Trustees of the Scholarship Fund for Inner-City Children, Liberty Science Center and the Visiting Nurse Assn. Health Group and is also a member of the Development Leadership Council of Morris Habitat for Humanity. In addition, Mr. Cummings is a member of the Board of the Federal Home Loan Bank of New York, the Independent College Fund of New Jersey and the All Stars Project of New Jersey.
Mr. Cummings is a certified public accountant and his background in public accounting enhances the board of directors’ oversight of financial reporting and disclosure issues. The Nominating and Corporate Governance Committee considers Mr. Cummings’ leadership skills and knowledge of accounting, auditing and corporate governance in the financial services industry to be assets to the Board of Directors.
Brian D. Dittenhafer was first elected to the Board of Directors of Investors Bancorp and Investors Bank in 1997. He served as President and Chief Executive Officer of the Federal Home Loan Bank of New York from 1985 until his retirement in 1992. Mr. Dittenhafer joined the FHLB in 1976 where he also served as Vice President and Chief Economist, Chief Financial Officer and Executive Vice President. Previously, he was employed as a Business Economist at the Federal Reserve Bank of Atlanta from 1971 to 1976. From 1992 to 1995, Mr. Dittenhafer served as President and Chief Financial Officer of Collective Federal Savings Bank and as Chairman of the Resolution Funding Corporation from 1989 to 1992. From 1995 to 2007 Mr. Dittenhafer was Chairman of MBD Management Company. Mr. Dittenhafer has a Bachelor of Arts from Ursinus College and a Master of Arts in Economics from Temple University where he subsequently taught economics. He was named to Omicron Delta Epsilon, the national honor society in Economics. Mr. Dittenhafer is a member of the National Association for Business Economics and the National Association of Corporate Directors. In 2007 he was awarded the Certificate of Director Education by the National Association of Corporate Directors, where he continues his education and has achieved Director Professional designation. In 2012, Mr. Dittenhafer achieved the status of the National Association of Corporate Directors Governance Fellow.
Mr. Dittenhafer brings extensive knowledge of the banking industry and a strong background in economics to the Board of Directors. The Nominating and Corporate Governance Committee considers Mr. Dittenhafer’s experience, leadership, financial expertise and strong economics background to be unique assets for the Board of Directors.
Michele N. Siekerka was appointed to the Board of Directors of Investors Bancorp and Investors Bank on December 6, 2013 upon the consummation of Investors Bancorp’s merger with Roma Financial Corporation. Ms. Siekerka was a director of Roma Financial Corporation since 2005, and is a licensed attorney and President of New Jersey Business and Industry Association. From 2010 to 2014, Ms. Siekerka was Acting Deputy Commissioner, New Jersey Department of Environmental Protection. From 2004 to 2010, she served as the President and Chief Executive Officer of the Mercer Regional Chamber of Commerce. From 2000 to 2004, Ms. Siekerka was employed by AAA Mid-Atlantic, first as vice president of human resources and then as senior counsel. Active in numerous civic organizations, Ms. Siekerka is a member of, among other organizations, the Mercer County Community College Foundation, the Roma Bank Community Foundation and the YWCA of Trenton. Ms. Siekerka is the president, New Jersey Business and Industry Association and is on the Regional Advisory Board for AAA Mid-Atlantic, as well as a former member of the Robbinsville Township Board of Education. The Nominating and Corporate Governance Committee considers Ms. Siekerka’s legal and government affairs expertise and market knowledge to be assets to the Board of Directors.
Continuing Directors
Term to Expire 2016
Robert C. Albanese was appointed to the Board of Directors of Investors Bancorp and Investors Bank on December 6, 2013 upon the consummation of Investors Bancorp’s acquisition of Roma Financial Corporation. Mr. Albanese had been a director of Roma Financial since June 2009. He was the President and Chief Executive Officer of Pentegra Retirement Services, located in White Plains, New York, from 2007 to 2013 following an eleven year tenure on Pentegra’s Board of Directors. Prior to his employment with Pentegra, he served as Regional Director of the Northeast Region of the Office of Thrift Supervision from 1996 through 2007 where he was directly responsible for the oversight of all federally chartered institutions and their holding companies located in the twelve states comprising the Northeast Region. Prior to 1996, he served in various other capacities with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board.
Mr. Albanese has also been involved in many civic activities, most prominently as past President and Treasurer of the Waldwick, New Jersey Jaycees. He presently sits on the Board of Trustees of the Bridge Academy, a school for children with learning disabilities located in Lawrenceville, New Jersey. The Nominating and Corporate Governance Committee considers

Mr. Albanese's extensive regulatory experience with particular expertise in financial analysis, enterprise risk analysis and audit to be assets to the Board of Directors.
Domenick A. Cama was appointed to the Board of Directors of Investors Bancorp and Investors Bank in January 2011. He became Chief Operating Officer of Investors Bank effective January 1, 2008 and was appointed Senior Executive Vice President in January of 2010. Prior to this appointment, Mr. Cama had served as Chief Financial Officer since April 2003. Prior to joining Investors Bank, Mr. Cama was employed for 13 years by the FHLB where he served as Vice President and Director of Sales. Mr. Cama is also a member of the Board of Directors for the Raritan Bay Medical Center Foundation and the Madison YMCA. Mr. Cama holds a Bachelor’s degree in Economics and a Master’s degree in Finance from Pace University.
Mr. Cama has extensive knowledge of the banking industry and local markets served by Investors Bank. The Nominating and Corporate Governance Committee considers Mr. Cama’s experience, leadership, financial expertise and strong economics background to be unique assets for the Board of Directors.
James J. Garibaldi was appointed to the Board of Directors of Investors Bancorp and Investors Bank in 2012. He is currently the Chief Executive Officer of The Garibaldi Group, a corporate real estate services firm headquartered in Chatham, New Jersey. Mr. Garibaldi joined The Garibaldi Group in 1974. In 1986, Mr. Garibaldi assumed the role of managing partner of the firm and in 1997 he became its Chief Executive Officer. Mr. Garibaldi currently serves on CORFAC International’s International Committee. He is also a member of the Board of Trustees for the Cancer Hope Network, a member of the Board of Trustees of Big Brothers and Big Sisters of Morris, Bergen, Passaic and Sussex, Inc., on the Finance Council for the Diocese of Paterson, and a member of the Advisory Board for the Community Soup Kitchen in Morristown. Mr. Garibaldi has a Bachelor of Science degree from the University of Scranton.
Mr. Garibaldi’s extensive real estate experience and knowledge of the local real estate market bring valuable expertise to the Board of Directors. The Nominating and Corporate Governance Committee considers Mr. Garibaldi’s leadership skills and real estate knowledge to be assets to the Board of Directors.
James H. Ward III was appointed to the Board of Directors of Investors Bancorp and Investors Bank in June 2009 upon consummation of Investors Bancorp’s acquisition of American Bancorp of New Jersey, Inc. Mr. Ward was a director of American Bancorp of New Jersey since 1991 and served as Vice Chairman since 2003. From 1998 to 2000, he was the majority stockholder and Chief Operating Officer of Rylyn Group, which operated a restaurant in Indianapolis, Indiana. Prior to that, he was the majority stockholder and Chief Operating Officer of Ward and Company, an insurance agency in Springfield, New Jersey, where he was employed from 1968 to 1998. He is now a retired investor. In 2009 he was awarded the Certificate of Director Education by the National Association of Corporate Directors, where he is a member and continues his education.
Mr. Ward brings a wide range of management experience and business knowledge that provides a valuable resource to the Board of Directors. These skills and experience combined with the unique perspective Mr. Ward brings from his background as an entrepreneur provide skills and experience which the Nominating and Corporate Governance Committee considers to be valuable assets for the Board of Directors.
Term to Expire 2017
Dennis M. Bone was appointed to the Board of Directors of Investors Bancorp and Investors Bank on December 6, 2013 upon the consummation of Investors Bancorp’s merger with Roma Financial Corporation. Mr. Bone was a director of Roma Financial Corporation since 2011, and is the Director of the Feliciano Center for Entrepreneurship at Montclair State University. Previously, Mr. Bone served as President of Verizon New Jersey. Mr. Bone has over 33 years’ experience with Verizon and was responsible for all of Verizon’s corporate interests in New Jersey. Active in his community, Mr. Bone is on the Board of Trustees of the New Jersey Institute of Technology, the New Jersey Center for Teaching and Learning, and the New Jersey State Chamber of Commerce. In addition, Mr. Bone is Chairman of the New Jersey State Employment and training Commission, and was the founding Chairman of Choose New Jersey. Mr. Bone previously served on the board of trustees of the Liberty Science Center (12 years), the Board of Directors of the New Jersey Performing Arts Center (12 years), the Aviation Research Technology Park (2 years), and the New Jersey Utilities Association (12 years). The Nominating and Corporate Governance Committee believes that Mr. Bone's experience, which brings a broader corporate perspective, and his extensive community involvement to be assets to the Board of Directors.
Doreen R. Byrnes was elected to the Board of Directors of Investors Bancorp and Investors Bank in January 2002. Ms. Byrnes retired in 2007 after an employment career in the area of human resources, including having served as Executive Vice President of Human Resources. Ms. Byrnes has a Bachelor’s degree from the University of Florida and a Master’s degree from Fairleigh

Dickinson University. She is a member of National Association of Corporate Directors and was awarded the Certificate of Director Education in 2010.
Ms. Byrnes has extensive experience with executive recruitment, retention and compensation as well as a strong understanding of the employees and markets served by Investors Bank. This experience provides a unique perspective to the Board of Directors. The Nominating and Corporate Governance Committee considers Ms. Byrnes’ skills and experience to be assets to the Board of Directors.
William V. Cosgrove was first appointed to the Board of Directors of Investors Bancorp and Investors Bank in October 2011. Mr. Cosgrove had been employed as a non Section 16 officer of Investors Bank since Investors Bancorp’s acquisition of Summit Federal Bankshares, Inc. and Summit Federal Savings Bank in June 2008 through his retirement from Investors Bank on October 1, 2011. Mr. Cosgrove was President and Chief Executive Officer of Summit Federal Savings Bank from 2003 until the acquisition of Summit Federal Savings Bank by Investors Bank. He also served on Summit Federal Savings Bank’s Board of Directors from 1987 through the consummation of Investors Bank acquisition of Summit. Mr. Cosgrove has over 40 years of experience in banking and has served as president of the N.J. Council of Federal Savings Institutions, and the Union County Savings League. In addition he served on the Board of Governors of the New Jersey Savings League. Mr. Cosgrove is a member of the National Association of Corporate Directors, where he continues his education.
Mr. Cosgrove’s extensive experience in the banking industry and local markets bring valuable expertise to the Board of Directors. The Nominating and Corporate Governance Committee considers Mr. Cosgrove’s financial and leadership skills and his experience and knowledge of the financial services industry in general to be assets to the Board of Directors.
Brendan J. Dugan was appointed to the Board of Directors of Investors Bancorp and Investors Bank on August 27, 2013. Mr. Dugan has 40 years of commercial banking and lending experience, having previously served as Chairman and CEO of Sovereign Bank’s Metro NY/NJ division. He has also served as President of National Westminster Bank and European American Bank. Mr. Dugan is currently the President of St. Francis College in Brooklyn, NY and had served as Chairman of the College’s Board of Trustees. Mr. Dugan is committed to community involvement and serves on various boards within the community. The Nominating and Corporate Governance Committee considers Mr. Dugan's banking experience and expertise to be assets to the Board of Directors.
Executive Officers of the Bank Who Are Not Also Directors
Richard S. Spengler, age 53, was appointed Executive Vice President and Chief Lending Officer of Investors Bank effective January 1, 2008. Mr. Spengler began working for Investors Bank in September 2004 as Senior Vice President. Prior to joining Investors Bank, Mr. Spengler had a 21-year career with First Savings Bank, Woodbridge, New Jersey where he served as Executive Vice President and Chief Lending Officer from 1999 to 2004. Mr. Spengler holds a Bachelor’s degree in Business Administration from Rutgers University.
Paul Kalamaras, age 56, was appointed Executive Vice President and Chief Retail Banking Officer of Investors Bank in January of 2010. Mr. Kalamaras joined Investors Bank as a Senior Vice President and Director of Retail Banking in August 2008. Before joining Investors, Mr. Kalamaras was Executive Vice President of Millennium bcp bank, N.A., in Newark, New Jersey where he was responsible for the retail, commercial banking and treasury lines of business. He served on the bank’s Executive Committee and was a member of the Board of Directors. Mr. Kalamaras previously was President and CEO of The Barré Company, a manufacturer of precision engineered metal components for the electronics and telecommunications industry. Earlier, Mr. Kalamaras was Executive Vice President at Summit Bank, where he was responsible for the retail network and business banking. Mr. Kalamaras holds a Bachelor’s degree in Finance from the University of Notre Dame.
Thomas F. Splaine, Jr., age 49, was appointed Senior Vice President and Chief Financial Officer of Investors Bank effective January 1, 2008 through January 26, 2015, upon which date Mr. Splaine was appointed Senior Vice President, Financial Planning and Analysis and Investor Relations as part of the expansion of the Investors Bancorp's finance and accounting group. Mr. Splaine previously served as Senior Vice President, Director of Financial Reporting for Investors Bank since January 2006. He served as First Vice President, Director of Financial Reporting for Investors Bank since December 2004. Prior to joining Investors Bank, Mr. Splaine was employed by Hewlett-Packard Financial Services, Murray Hill, New Jersey as Director of Financial Reporting. Mr. Splaine holds a Bachelor’s degree in Accounting and a Master’s of Business Administration from Rider University.
Sean Burke, age 43, was appointed Senior Vice President and Chief Financial Officer of Investors Bank effective January 26, 2015. Prior to joining Investors Bank, Mr. Burke was the Managing Director and Head of U.S. Depository Institutions for RBC Capital Markets in New York. Mr. Burke has over 17 years of experience working with financial institutions. Mr. Burke earned bachelor's degrees in accounting and computer science from the University of Notre Dame and earned an MBA from

Northwestern University's J.L. Kellogg Graduate School of Management. Prior to Northwestern, Mr. Burke spent three years with Ernst & Young in their financial services audit practice.

Corporate Governance Matters
Investors Bancorp is committed to maintaining sound corporate governance guidelines and very high standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.
Section 16(a) Beneficial Ownership Reporting Compliance
Investors Bancorp’s common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Exchange Act. The executive officers and directors of Investors Bancorp, and beneficial owners of greater than 10% of Investors Bancorp’s common stock, are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Investors Bancorp’s common stock. The Securities and Exchange Commission rules require disclosure in Investors Bancorp’s Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of Investors Bancorp’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on Investors Bancorp’s review of ownership reports and confirmations by executive officers and directors, Investors Bancorp believes that, during 2014, its officers, directors and beneficial owners of greater than 10% of its common stock timely filed all required reports with the exception of the inadvertent late filing of a Form 4 report for each of Messrs. Ward and Kalamaras due to administrative error.
Board of Directors Meetings and Committees
The Boards of Directors of Investors Bancorp and Investors Bank meet monthly, or more often as may be necessary. The Board of Directors of Investors Bancorp and Investors Bank each met 12 times during 2014. The Board of Directors of Investors Bancorp currently maintains four standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation and Benefits Committee and the Risk Oversight Committee.
No director attended fewer than 75% of the total number of Board meetings held by the Investors Bancorp and Investors Bank Board of Directors and all committees of the Boards on which they served (during the period they served) during 2014. Investors Bancorp does not have a specific policy regarding attendance at the annual meeting. However, all of Investors Bancorp’s directors attended the annual meeting of stockholders held on May 1, 2014.
Director Independence
A majority of the Board of Directors and each member of the Compensation and Benefits, Nominating and Corporate Governance and Audit Committees are independent, as affirmatively determined by the Board of Directors consistent with the listing rules of the Nasdaq Stock Market.
The Board of Directors conducts an annual review of director independence for all current nominees for election as directors and all continuing directors. In connection with this review, the Board of Directors considers all relevant facts and circumstances relating to relationships that each director, his or her immediate family members and their related interests has with Investors Bancorp and its subsidiaries.
 As a result of this review, the Board of Directors affirmatively determined that Messrs. Cashill, Albanese, Cosgrove, Bone, Dittenhafer, Dugan, Ward and Ms. Byrnes and Siekerka are independent as defined in the Nasdaq corporate governance listing rules. The Board of Directors determined that Messrs. Cummings and Cama are not independent as they are Investors Bank employees. Mr. Garibaldi is not independent due to commercial real estate brokerage services provided by his company to Investors Bancorp.
In establishing its structure and appointing a Lead Independent Director, Investors Bancorp has also taken into account the extent to which a director who satisfies independence standards under the listing rules of the Nasdaq Stock Market would also qualify as an independent outside director (as opposed to an affiliated outside director) under the standards set forth by Institutional Shareholder Services ("ISS").
Board Leadership Structure
The Board of Directors believes that having separate Chairman and Chief Executive Officer positions is the appropriate board leadership structure for Investors Bancorp. The Board of Directors believes that management accountability and the Board’s independence from management is best served by maintaining a majority of independent directors and maintaining standing board committees comprised of independent members.

In addition, the Board’s Corporate Governance Guidelines allow for the appointment of a Lead Independent Director, who shall be an “independent outside director”, which is defined as an independent director who is not considered an “affiliated outside director” under ISS standards. When appointed by the Board, the Lead Independent Director has the following duties:
•Preside at all meetings of the independent outside directors and independent directors;
•Coordinate as necessary Investors Bancorp related activities of the independent outside directors;
•Facilitate communications between the Chairman of the Board, the CEO and the independent outside directors;

•	Consult as needed with the Chairman of the Board with respect to meeting agendas and schedules, as well as Board materials, prior to Board meetings; and

•	Consult with the Chairman of the Board to assure that appropriate topics are being discussed with sufficient time allocated for each.

     The Lead Independent Director has the authority to call meetings of the independent outside directors. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Brian D. Dittenhafer as Lead Director in November 2011. He continues to serve in that capacity.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines, which are posted on the “Governance Documents” section of the “Investor Relations” page of Investors Bank’s website at www.myinvestorsbank.com. The Corporate Governance Guidelines cover the general operating policies and procedures followed by the Board of Directors including, among other things:
•Mission of the Board;
•Director responsibilities and qualifications;
•Board nominating procedures and election criteria;
•Stock ownership policies, Board size, director independence; and
•Director compensation, education and code of ethics.
The Corporate Governance Guidelines provide for the independent directors of the Board of Directors to meet in regularly scheduled executive sessions at least quarterly. During 2014, four executive sessions were conducted by the independent directors.
Anti-Hedging Policy
The Corporate Governance Guidelines include an anti-hedging policy, which prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Investors Bancorp common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Investors Bancorp common stock would affect the value of the shares of Investors Bancorp common stock owned by an executive officer or director is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited. This policy does not prohibit transactions in the stock of other companies.
Prohibition on Pledging Securities
Company policy prohibits directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for any other loan. An exception to this prohibition may be granted, in the sole discretion of the Board and in limited circumstances, after giving consideration to, among other factors, the number of shares proposed to be pledged as a percentage of the director’s or executive officer’s total shares held. No shares are currently pledged by a director or executive officer.
Stock Ownership Requirements
The Board of Directors believes that it is in the best interest of Investors Bancorp and its stockholders to align the financial interests of its executives and directors with those of stockholders. Accordingly, the Corporate Governance Guidelines include Stock Ownership Guidelines for Named Executive Officers and Directors of Investors Bancorp that require the following minimum investment in Investors Bancorp common stock:

CEO:	A number of shares having a market value equal to five times (5.0x) annual base salary
Other Named Executive Officers:	A number of shares having a market value equal to three times (3.0x) annual base salary
Directors:	25,000 shares
Stock holdings are expected to be achieved within five (5) years of either the implementation of the Ownership Guidelines or the starting date of the individual, whichever is later. Stock ownership for Named Executive Officer and Directors will be reviewed as of the last day of each calendar quarter.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are: Ms. Byrnes (Chair), Messrs. Bone, Ward, Dittenhafer and Ms. Siekerka. Each member of the Nominating and Corporate Governance Committee is considered independent as defined in the Nasdaq corporate governance listing rules. The Nominating and Corporate Governance Committee’s Charter and Corporate Governance Guidelines are posted on the “Governance Documents” section of the “Investor Relations” page of the Investors Bank’s website at www.myinvestorsbank.com. The Committee met three times during 2014.

As noted in the Nominating and Corporate Governance Committee Charter, the purpose of the committee is to assist the Board in identifying individuals to become Board members, determine the size and composition of the Board and its committees, monitor Board effectiveness and implement Corporate Governance Guidelines.
In furtherance of this purpose, this committee, among other things, shall:

•
Lead the search for individuals qualified to become members of the Board of Directors and develop criteria (such as independence, experience relevant to the needs of Investors Bancorp, leadership qualities, diversity, stock ownership) for board membership;

•Make recommendations to the Board concerning Board nominees and stockholders proposals;
•Develop, recommend and oversee the annual self-evaluation process of the board and its committees;
•Develop and annually review corporate governance guidelines applicable to Investors Bancorp;
•Review and monitor the Board’s compliance with Nasdaq Stock Market listing standards for independence; and
•Review, in consultation with the Compensation and Benefits Committee, directors’ compensation and benefits.

 In accordance with Corporate Governance Guidelines, the Committee considers all qualified director candidates identified by members of the Committee, by other members of the Board of Directors, by senior management and by stockholders. Stockholders recommending a director candidate to the Committee may do so by submitting the candidate’s name, resume and biographical information to the attention of the Chairman of this Committee in accordance with procedures listed in this proxy statement (also available on Investors Bancorp’s website). All stockholder recommendations for director candidates that the Chairman of the Committee receives in accordance with these procedures will be presented to the Committee for its consideration. The Committee’s recommendations to the Board are based on its determination as to the suitability of each individual, and the slate as a whole, to serve as directors of Investors Bancorp.
Criteria for Election
Investors Bancorp’s goal is to have a Board of Directors whose members have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of Investors Bancorp. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, important factors considered in the selection of nominees for director include experience in positions that develop good business judgment, that demonstrate a high degree of responsibility and independence, and that show the individual’s ability to commit adequate time and effort to serve as a director.
Nominees should have a familiarity with the markets in which Investors Bancorp operates, be involved in activities that do not create a conflict with his/her responsibilities to Investors Bancorp and its stockholders, and have the capacity and desire to represent the balanced, best interests of the stockholders of Investors Bancorp as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” as defined in the Nasdaq corporate governance listing rules, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.
Procedures for the Nomination of Directors by Stockholders
As previously indicated, the Nominating and Corporate Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Nominating and Corporate Governance Committee, at Investors Bancorp, Inc., 101 JFK Parkway, Short Hills New Jersey 07078. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	the qualifications of the candidate and why this candidate is being proposed;

•
the name, address and contact information for the nominated candidate, and the number of shares of Investors Bancorp common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•
the name and address of the nominating stockholder as he/she appears on Investors Bancorp’s books, and number of shares of Investors Bancorp common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in a proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Investors Bancorp and between the candidate and any customer, supplier or competitor of Investors Bancorp;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at an Annual Meeting” Investors Bancorp did not receive any stockholder submission for Board nominees for this annual meeting.
Stockholder and Interested Party Communication with the Board
A stockholder of Investors Bancorp who wants to communicate with the Board or with any individual director can write to the Chair of the Nominating and Corporate Governance Committee at Investors Bancorp, Inc., 101 JFK Parkway, Short Hills, New Jersey 07078. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

•	Forward the communication to the director(s) to whom it is addressed;

•	Handle the inquiry directly, for example where it is a request for information about Investors Bancorp or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, the Chair of the Nominating and Corporate Governance Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.

Codes of Conduct and Ethics
The Board has adopted a code of ethics and business conduct for all employees and a code of ethics and business conduct for directors. These codes are designed to ensure the accuracy of financial reports, deter wrongdoing, promote honest and ethical conduct, the avoidance of conflicts of interest, and full and accurate disclosure and compliance with all applicable laws, rules and regulations. Both of these documents are available on Investors Bancorp’s website at www.myinvestorsbank.com. Amendments to and waivers from the codes of ethics and business conduct will be disclosed on Investors Bancorp’s website.

Transactions With Certain Related Persons
Federal laws and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through programs that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to executive officers on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, with the exception of waiving certain fees. These loans do not involve more than the normal risk of collectability or present other unfavorable features.
Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. However, the prohibitions of Section 402 do not apply to loans made by a depository institution, such as Investors Bank, that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. The audit committee reviews related party transactions, the disclosure of which is required under SEC proxy disclosure rules.
During 2014, The Garibaldi Group, of which Director Garibaldi is the Chief Executive Officer and has a controlling ownership interest, provided commercial real estate brokerage services to Investors Bank, the subsidiary of Investors Bancorp.  The Garibaldi Group was the broker on two branch leases executed in New Jersey as well an office location in New York City.  The branch leases are for a 15 year term totaling $5.5 million in base rent and the office property has a 10 year term totaling $6.3 million in base rent.  The Garibaldi Group earned approximately $276,000 in commissions from the landlords on the New Jersey branch lease transactions and approximately $197,000 from the landlord on the New York City office transaction.

Risk Oversight Committee
The entire Board of Directors is engaged in risk oversight. However the board established a separate standing Risk Oversight Committee to facilitate its risk oversight responsibilities. The current members of the Risk Oversight Committee are Messrs. Ward (Chair), Bone, Cosgrove, Dugan, Cashill, Dittenhafer, Garibaldi, Albanese, Ms. Byrnes and Ms. Siekerka. The Risk Oversight Committee Charter is posted on the “Governance Documents” section of the “Investors Relations” page of the Investors Bank’s website at www.myinvestorsbank.com. The Committee met five times during 2014.
The Risk Oversight Committee has responsibility for enterprise-wide risk management and determining that significant risks of Investors Bancorp are monitored by the Board of Directors or one of its standing committees. In addition, the Risk Committee reviews new products and services proposed to be implemented by management to determine that appropriate risk identification has occurred and that controls are considered to mitigate identified risks to an acceptable level. The Risk Oversight Committee is also responsible for reviewing and monitoring interest rate and liquidity risks, strategic planning and capital deployment, annual budgeting, and asset quality (excluding loans).
Audit Committee Matters
Audit Committee
The current members of the Audit Committee are: Messrs. Albanese (Chair), Dittenhafer, Dugan, Ward and Ms. Byrnes and Siekerka. Each member of the Audit Committee is considered independent as defined in the Nasdaq corporate governance listing rules and under Securities and Exchange Commission Rule 10A-3. The Board considers Mr. Albanese, the Chair of the Audit Committee, and Mr. Dittenhafer each an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission.
The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Investors Bank’s website at www.myinvestorsbank.com.
As noted in Audit Committee Charter, the primary purpose of the Audit Committee is to assist the Board in overseeing:

•	The integrity of Investors Bancorp’s financial statements;

•	Investors Bancorp’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of Investors Bancorp’s internal audit function and independent auditor; and

•	Investors Bancorp’s system of disclosure controls and system of internal controls regarding finance, accounting, and legal compliance.
In furtherance of this purpose, this committee, among other things, shall:

•	Retain, oversee and evaluate a firm of independent registered public accountants to audit the annual financial statements;

•	Review the integrity of Investors Bancorp’s financial reporting processes, both internal and external, in consultation with the independent registered public accounting firm and the internal auditor;

•	Review the financial statements and the audit report with management and the independent registered public accounting firm;

•	Review earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	Approve all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met six times during 2014. The Audit Committee reports to the Board of Directors on its activities and findings.

AUDIT COMMITTEE REPORT
Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that Investors Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act.
Management has the primary responsibility for Investors Bancorp’s internal control and financial reporting process, and for making an assessment of the effectiveness of Investors Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Investors Bancorp’s consolidated financial statements in accordance with standards of the Public Company Oversight Board (United States) ("PCAOB") and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Investors Bancorp for the year ended December 31, 2014;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Investors Bancorp.

Based on the review and discussions referred to above, the Audit Committee has recommended to Investors Bancorp’s Board of Directors that the audited consolidated financial statements for the year ended December 31, 2014 be included in Investors Bancorp’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2015, subject to the ratification of this appointment by the stockholders of Investors Bancorp.

Audit Committee of Investors Bancorp, Inc.
Robert C. Albanese, Chair
Brian D. Dittenhafer, Member
Brendan J. Dugan, Member
James H. Ward III, Member
Doreen R. Byrnes, Member
Michele N. Siekerka, Member

Compensation and Benefits Committee Matters
Compensation and Benefits Committee
The current members of the Compensation and Benefits Committee are: Messrs. Dittenhafer (Chair), Albanese, Dugan, Bone, Ward and Ms. Byrnes. Each member of the Compensation and Benefits Committee is considered independent as defined in the Nasdaq corporate governance listing rules and Securities and Exchange Commission Rule 10C-1. The Compensation and Benefits Committee’s Charter is posted on the “Governance Documents” section of the “Investor Relations” page of the Investors Bank’s website at www.myinvestorsbank.com. The Committee met four times during 2014.
As noted in the Compensation and Benefits Committee Charter, the purpose of the committee is to assist the Board in carrying out the Board’s overall responsibility relating to executive compensation, incentive compensation and equity and non-equity based benefit plans.
In furtherance of this purpose, this committee, among other things, shall:

•	Review and recommend to the Board for approval the Chief Executive Officer’s annual compensation, including salary, cash incentive, incentive and equity compensation;

•
Review and recommend to the Board the evaluation process and compensation for Investors Bancorp’s executive officers and coordinate compensation determinations and benefit plans for all employees of Investors Bancorp;

•	Review Investors Bancorp’s incentive compensation and other equity-based plans and make changes in such plans as needed;

•	Review, as appropriate and in consultation with the Nominating and Corporate Governance Committee, director compensation and benefits; and

•	Review the independence of the Compensation and Benefits Committee members, legal counsel and compensation consultants.

In addition to these duties the committee shall assist the Board in recruiting and succession planning.
The Compensation and Benefits Committee retains responsibility for all compensation recommendations to the Board of Directors as to the executive officers. The Compensation and Benefits Committee may utilize information and benchmarks from an independent compensation consulting firm, and from other sources, to determine how executive compensation levels compare to those companies within the industry. The Compensation and Benefits Committee may review published data for companies of similar size, location, financial characteristics and stage of development among other factors.
In designing the compensation program for Investors Bancorp, the Committee takes into consideration methods to avoid encouraging the taking of excessive risk by executive management or by any other employees. The Committee assessed risks posed by the incentive compensation paid to executive management and other employees and determined that Investors Bancorp’s compensation policies, practices and programs do not pose risks that are reasonably likely to have a material adverse effect on Investors Bancorp.
The basic elements of Investors Bancorp’s executive compensation program include base salary, annual cash incentive awards, long-term equity incentive awards and other benefit arrangements, such as retirement programs. In addition to determining the compensation payable to Investors Bancorp’s executive officers, including the Chief Executive Officer and other Named Executive Officers, the Compensation and Benefits Committee evaluates senior executive and director compensation plans and programs, administers and has discretionary authority over the issuance of equity awards under Investors Bancorp equity compensation plans and oversees preparation of a report on executive compensation for inclusion in Investors Bancorp’s annual proxy statement. The Compensation and Benefits Committee is supported by the Chief Executive Officer and Chief Operating Officer, both of whom serve as a resource by providing input regarding Investors Bancorp’s executive compensation program and philosophy.
Compensation and Benefits Committee Interlocks and Insider Participation
During 2014, Messrs. Dittenhafer, Dugan, Albanese, Bone and Ward served as members of the Compensation and Benefits Committee. None of these directors has ever been an officer or employee of Investors Bancorp; is an executive officer of another entity at which one of Investors Bancorp’s executive officers serves on the Board of Directors, or had any transactions or relationships with Investors Bancorp in 2014 requiring specific disclosures under SEC rules or Nasdaq listing standards. Ms. Byrnes, who served as a member of the Compensation and Benefits Committee in calendar 2014, is neither an executive officer of another entity at which one of Investors Bancorp’s executive officers serves on the Board of Directors, nor had transactions or relationships with Investors Bancorp in 2014 requiring specific disclosures under SEC rules. She was an officer of Investors Bank prior to her retirement in 2007.

Executive Compensation
Compensation Discussion and Analysis
Executive Summary. As discussed in greater detail below, our compensation program is specifically designed to provide executives with competitive compensation packages that include elements of both reward and retention. The Compensation and Benefits Committee routinely reviews our compensation practices to remain market competitive and to ensure that these practices are aligned with our compensation philosophy and objectives, regulatory requirements and evolving best practices. Key highlights of the program include:

•
All members of the Compensation and Benefits Committee and all of its compensation consultants and advisers are independent under applicable Nasdaq rules, which ensures that all aspects of the compensation decision-making process are free from conflicts of interest.

•	The Compensation and Benefits Committee controls the selection and activities of any compensation consultant or advisers who assist us with executive compensation matters.

•	We maintain a clawback policy for bonus and other incentive compensation paid to executive officers, which mitigates risk-taking behavior.

•
Our directors and Named Executive Officers (as defined below) are required to hold our common stock at specified minimum levels, which recognizes the importance of aligning their interests with those of stockholders. The Chief Executive Officer of Investors Bancorp is required to hold Investors Bancorp common stock valued at five times his annual base salary.

•
The Compensation and Benefits Committee continually reviews all incentive compensation programs with respect to risk-taking behavior, with the guiding principle being the safety and soundness of Investors Bancorp and Investors Bank as paramount to all compensation incentives. The Compensation and Benefits Committee consults with the Risk Committee on these matters.

•	A significant portion of each Named Executive Officer's compensation is in the form of short and long-term performance-based pay, which reflects and reinforces our pay for performance philosophy.

•	Compensation packages for Named Executive Officers include an appropriate mix of fixed and variable pay, which provides Named Executive Officers with both reward and retention incentives.

•	We provide limited executive perquisites.

•	During the course of the year, management has met with several of our stockholders, which included discussions of executive compensation matters.
This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table and other compensation tables which appears later in this section. These five executives are referred to in this discussion as “Named Executive Officers.”

Name	Title
Kevin Cummings	President and Chief Executive Officer
Domenick A. Cama	Senior Executive Vice President and Chief Operating Officer
Richard S. Spengler	Executive Vice President and Chief Lending Officer
Paul Kalamaras	Executive Vice President and Chief Retail Banking Officer
Thomas F. Splaine, Jr. (1)	Senior Vice President and Chief Financial Officer

(1)
Effective January 26, 2015, Sean Burke was appointed Senior Vice President and Chief Financial Officer of Investors Bancorp. Concurrently, Mr Splaine was appointed Senior Vice President, Financial Planning and Analysis and Investor Relations of Investors Bancorp.

Executive Compensation Philosophy. Investors Bancorp’s executive compensation program is designed to offer competitive cash and equity compensation and benefits that will attract, motivate and retain highly qualified and talented executives who will help maximize Investors Bancorp’s financial performance and earnings growth. Investors Bancorp’s executive compensation program is also intended to align the interests of its executive officers with stockholders by rewarding performance against established corporate financial targets, and by motivating strong executive leadership and superior individual performance. Investors Bancorp’s executive compensation program allocates portions of total compensation between long-term and short-term compensation and between cash and non-cash compensation by including competitive base salaries, executive perquisites, an annual cash incentive plan, stock options and stock awards that are generally subject to a five-year or seven-year vesting schedule, and supplemental executive retirement benefits, which encourage long term employment with Investors Bancorp.
     Investors Bancorp has considered the most recent stockholder say-on-pay advisory vote in reviewing compensation policies and decisions, of which 97.9% of the votes cast on the proposal were voted in support of the compensation outlined in last year’s proxy statement. In light of the strong stockholder support and a comprehensive market review, the Compensation and Benefits Committee concluded that no significant revisions were necessary to Investors Bancorp’s executive officer compensation program for 2014.
The compensation paid to each Named Executive Officer is based on the executive officer’s level of job responsibility, corporate financial performance measured against corporate financial targets, and an assessment of his individual performance. A significant portion of each Named Executive Officer's total compensation is performance-based because each executive is in a leadership role that can significantly impact corporate performance.
Role of Executive Officers. The Chief Executive Officer and Chief Operating Officer serve as a resource to the Compensation and Benefits Committee by providing input regarding Investors Bancorp’s executive compensation program and philosophy. The Chief Executive Officer and Chief Operating Officer participate in compensation-related activities purely in an informational and advisory capacity and have no votes in the committee’s decision-making process.
The Compensation and Benefits Committee meets regularly with the Chief Executive Officer and Chief Operating Officer regarding the potential incentive compensation performance metrics, and to review the progress towards the achievement of the pre-established corporate financial targets and individual performance goals related to our incentive plans. Also, the Chief Executive Officer provides the Compensation and Benefits Committee with performance assessments and compensation recommendations for each of the other Named Executive Officers, which are considered by the Compensation and Benefits Committee in arriving at its compensation determinations. However, the Chief Executive Officer and Chief Operating Officer do not attend portions of committee meetings during which their performance is being evaluated or their compensation is being determined.
Role of Compensation Consultant. For 2014, the Compensation and Benefits Committee engaged GK Partners, an independent compensation consultant, to assist in its evaluation of Investor Bancorp’s executive compensation program and in making determinations regarding the compensation of the Named Executive Officers. GK Partners reported directly to the Compensation and Benefits Committee, and did not perform any other services to Investors Bancorp or Investors Bank. GK Partners provided the Compensation and Benefits Committee with executive compensation benchmarking trends and external developments, and also provided input on its short-term and long-term incentive plans for best practices and market competitiveness.
The Compensation and Benefits Committee considered the independence of GK Partners regarding its independence under the Nasdaq listing standards. The Compensation and Benefits Committee requested and received a report from GK Partners regarding its independence, including the following factors: (1) other services provided to us by GK Partners; (2) fees paid by us as a percentage of GK Partners’ total revenue; (3) policies or procedures maintained by GK Partners that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation and Benefits Committee; (5) any Investors Bancorp common stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and GK Partners. The Compensation and Benefits Committee discussed these considerations and concluded that GK Partners had no conflicts of interest with respect to its engagement.
Market Comparison. For 2014, GK Partners compared Investors Bancorp’s executive compensation program to peer group compensation data. GK Partners provided the Compensation and Benefits Committee with relevant competitive cash and stock compensation information obtained from public disclosures of a selected peer group of 18 banking institutions to be used for evaluating 2014 compensation. These included thrift and banking institutions with assets of $4.0 billion to $46.7 billion, having an asset mix similar to Investors Bancorp and doing business predominantly in the Northeast region of the United States. This peer group may be modified from year-to-year as necessary, based on mergers and acquisitions within the industry or other relevant factors. The peer group used for evaluating 2014 compensation consisted of the 18 banking institutions identified below.
Based on this peer group comparison, the base salaries and cash and equity incentive compensation of certain Named Executive Officers are positioned above the median of the range of this peer group while other Named Executive Officers were below the median. Investors Bancorp has no formal policy that requires the compensation of the Named Executive Officers to attain any specific percentile position within the array of peer group compensation data among the selected comparable companies.

However, the Compensation and Benefits Committee believes the base salaries and cash and equity incentive compensation for the Named Executive Officers are appropriate relative to our peer group because they reflect a combination of the sustained individual performance by the Named Executive Officers, their experience and the employment market conditions in our geographic market.
The peer group companies are:
Astoria Financial Corp.-NY
BankUnited, Inc.- FL
Dime Community Bancshares, Inc.-NY
FirstMerit Corporation-OH
First Niagara Financial Group, Inc.-NY
Flushing Financial Corp.-NY
Fulton Financial Corp.-PA
MB Financial, Inc.- IL
NBT Bancorp, Inc.-NY
New York Community Bancorp, Inc.-NY
Northwest Bancshares, Inc.-PA
People’s United Financial, Inc.-CT
Provident Financial Services, Inc.-NJ
Signature Bank-NY
Susquehanna Bancshares, Inc.-PA
Valley National Bancorp-NJ
Webster Financial Corp.-CT
Wintrust Financial Corporation- IL
Elements of Executive Compensation for 2014. The Compensation and Benefits Committee used a total compensation approach in establishing our elements of executive compensation, which consist of base salary, annual cash incentive awards, long-term incentive awards (such as stock option and restricted stock awards), a competitive benefits package (including supplemental executive retirement benefits where warranted), and limited perquisites.
Base Salary. Base salary levels for the Named Executive Officers are generally evaluated by the Compensation and Benefits Committee on a bi-annual basis. In general, salaries are developed considering the competitive base salary information furnished to the Compensation and Benefits Committee by GK Partners.
In establishing base salaries for 2014, the Compensation and Benefits Committee considered Investors Bancorp’s financial performance, and peer group and market-based industry salary data provided by our independent consultant, as well as the individual factors identified above. Based on this analysis, for 2014 the Compensation and Benefits Committee decided to increase the 2013 base salary amounts for each Named Executive Officer. Each Named Executive Officer’s base salary level is determined by his sustained individual performance, leadership, operational effectiveness, tenure in office, experience in the industry and employment market conditions in our geographic market.
Executive Officer Annual Incentive Plan. The Compensation and Benefits Committee established, and the Board of Directors and stockholders approved, the Executive Officer Annual Incentive Plan, which provides for annual cash incentive awards upon the attainment of pre-established corporate financial targets and individual performance goals. The Executive Officer Annual Incentive Plan was approved by stockholders in 2013, such that, under Section 162(m) of the Internal Revenue Code, awards under the plan may be treated as performance-based compensation for purposes of the exemption from the $1 million limit on deductibility of compensation paid to each Named Executive Officer of a publicly traded company (other than the principal financial officer). Ms. Byrnes did not participate in any decisions related to Code Section 162(m) performance-based compensation because she is a former officer of Investors Bank and therefore is not an "outside director" under Code Section 162(m).
The Compensation and Benefits Committee assigns corporate financial targets and individual performance goals and a range of annual cash incentive award opportunities to each executive officer, or group of officers participating in the plan. The award opportunities for each Named Executive Officer are linked to specific targets and range of performance results for both annual corporate financial performance and individual goals. Each Named Executive Officer's annual cash incentive award is defined as a percentage of base salary. The corporate financial targets and individual goals are established by the Compensation and Benefits Committee no later than 90 days after the commencement of the period of service to which the performance goal relates, but in no event after 25% of the performance period has elapsed, and in either case, so long as the outcome is substantially uncertain at the time that the goal is established. Such targets and goals are weighted in relation to the Named Executive Officer's position and duties. As corporate financial targets and/or individual performance goals exceed or fall short of established thresholds (which are established at Threshold, Target and Maximum Achievements), the actual amount paid under the plan will exceed or fall short of the targeted payment amount.
For 2014, the Compensation and Benefits Committee established the following range of annual cash incentive award opportunities for Threshold, Target and Maximum Achievements (as a percentage of base salary):

Executive Officer	Threshold	Target	Maximum
Kevin Cummings	81.0%	115.5%	150%
Domenick A. Cama	64.8%	92.4%	120%
Richard S. Spengler	49.5%	69.8%	90%
Paul Kalamaras	49.5%	69.8%	90%
Thomas F. Splaine, Jr.	15.0%	22.5%	75%
The Compensation and Benefits Committee weighed each Named Executive Officer's 2014 annual cash incentive award opportunity under the plan (as a percentage of the total award opportunity) with respect to corporate financial targets and individual goals as follows:

Executive Officer	Corporate Financial Targets	Individual Goals
Kevin Cummings	60%	40%
Domenick A. Cama	60%	40%
Richard S. Spengler	50%	50%
Paul Kalamaras	50%	50%
Thomas F. Splaine, Jr.	40%	60%

The Compensation and Benefits Committee feels strongly that executive compensation should be formally tied to the attainment of certain corporate financial targets and individual performance goals to more closely align the executive’s performance with providing value for our stockholders. The corporate financial targets for 2014 were based on Investors Bancorp’s satisfaction of performance targets relative to net income and the successful completion of the Plan of Conversion and Reorganization of the Investors Bancorp Mutual Holding Company (the “Second Step Conversion”). The Second Step Conversion was a transaction in which Investors Bank reorganized from a two-tier mutual holding company structure to a fully public stock holding company structure. The successful completion of the Second Step Conversion was viewed as a company-wide performance target metric, as many groups within the Bank worked towards its achievement. The Compensation and Benefits Committee established the following corporate financial target for net income:

Metric	Weighting	Threshold	Target	Maximum
Net Income	60%	$117 million	$125 million	$133 million

The individual goals established by the Compensation and Benefits Committee were aligned with each Named Executive Officer's area of responsibility at Investors Bancorp and related to the successful implementation of our strategic initiatives. For 2014, each Named Executive Officer's individual goals were related to the following:

•
Messrs. Cummings’ and Cama’s individual goals included achieving certain core deposit growth, maintaining loan quality versus peers and promoting Investors Bancorp to various audiences, including but not limited to: stockholders, customers, investment bankers, analysts and employees.

•	Mr. Spengler’s individual goals included achieving certain loan growth, maintaining loan quality versus our peers and growing deposits for new loan customers.

•	Mr. Kalamaras’ individual goals included achieving certain core deposit, loan and growth in non-deposit investment products.

•
Mr. Splaine’s individual goals were related to achievement of the implementation of a dividend reinvestment plan, a more detailed budget process, enhancement of our disclosure committee as it pertains to publicly filed documents and the preparation and submission of all required documentation in connection with the Conversion.

For 2014, the corporate financial target for net income exceeded Maximum achievement levels since net income adjusted for one time expenditures related to the Conversion totaled $149 million. Investors Bancorp successfully completed the Second Step Conversion on May 7, 2014, raising approximately $2.20 billion in equity. Based upon the achievement with respect to the corporate financial targets , the successful completion of the Second Step Conversion and the assessment of the Named Executive Officer’s individual performance relative to his pre-established individual goals, the Compensation and Benefits Committee approved the following annual cash incentive awards on January 26, 2015:

2014 Annual Cash Incentive Awards
Executive Officer	Cash Incentive ($)
Kevin Cummings	1,500,000
Domenick A. Cama	810,000
Richard S. Spengler	381,195
Paul Kalamaras	371,633
Thomas F. Splaine, Jr.	264,375
Stock Option and Stock Award Program. At the October 24, 2006 annual meeting, the stockholders approved the Investors Bancorp, Inc. 2006 Equity Incentive Plan (“2006 Equity Incentive Plan”). Under this plan, individuals may receive awards of Investors Bancorp common stock (restricted stock) and grants of options to purchase shares of Investors Bancorp common stock at a specified exercise price during a specified time period. The Compensation and Benefits Committee believes that officer and employee stock ownership provides a significant incentive in building stockholder value by further aligning the interests of our officers and employees with stockholders because such compensation is directly linked to the performance of Investors Bancorp common stock. In addition, stock options and restricted stock awards generally vest over a five-year or seven-year vesting schedule, thereby aiding retention. Certain restricted stock awards had performance vesting provisions that would partially accelerate the vesting of such awards if Investors Bancorp achieved targeted rates of return during the normal vesting periods applicable to such awards. Upon completion of the Conversion on May 7, 2014, vesting accelerated for all stock options and stock awards outstanding and all applicable expenses were recognized at that time. During 2014, no restricted stock or stock option award was granted to the Named Executive Officers.
Assuming stockholder approval of the Investors Bancorp, Inc. 2015 Equity Incentive Plan (See Proposal II below), no further grants will be made under the 2006 Equity Incentive Plan or under any equity incentive plan previously maintained by any entity that we acquired.
    Securities Authorized for Issuance Under Equity Compensation Plans. Set forth below is information as of December 31, 2014 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price(2)	Number of Securities Remaining Available For Issuance Under Plan
Equity compensation plans approved by stockholders	9,064,376	$6.04	58,030	(3)
Equity compensation plans not approved by stockholders	—	$—	—
Total	9,064,376	$6.04	58,030

(1)	Consists of outstanding stock options to purchase 9,064,376 shares of common stock granted under the Company’s stock-based compensation plans.
(2)
The weighted average exercise price reflects an exercise price of $5.98 for 6,194,717 stock options granted in 2006; an exercise price of $5.32 for 1,458,220 stock options granted in 2008; an exercise price of $3.91 for 25,500 stock options granted in 2009; an exercise price of $4.97 for 12,750 stock options granted in 2010; an exercise price of $5.77 for 12,750 stock options granted in 2011; an exercise price of $7.00 for 8,925 stock options granted in 2012; an exercise price of $6.87 for 1,236,764 stock options granted in 2013; and an exercise price of $10.19 for 114,750 stock options granted in 2014 under the Company’s stock-based compensation plans.

(3)	Represents the number of available shares that may be granted as stock options and other stock awards under the Company’s stock-based compensation plans.
 Benefits. Investors Bank provides its executives, including the Named Executive Officers, with medical and dental insurance, disability insurance and group life insurance coverage consistent with the same benefits provided to all of its full-time employees. The Named Executive Officers are participants in our qualified retirement plans, including the ESOP, 401(k) Plan and the defined benefit pension plan offered to all full-time employees of Investors Bank and designated subsidiaries, and non-qualified retirement plans, including the Supplemental ESOP and Retirement Plan and the Executive Supplemental Retirement Wage Replacement Plan (the “Wage Replacement Plan”). Additionally, Investors Bank sponsors a long-term care program for certain of its executive officers, senior vice presidents and their spouses or spousal equivalents. Each individual policy is owned by the covered person. Investors Bank pays all premiums under the long term care program but will stop paying premiums in the event of the participant’s: (i) termination for cause; (ii) retirement; (iii) relocation outside of the country; or (iv) death. Spousal coverage will be terminated upon: (i) a participant’s termination or retirement; (ii) divorce from the participant; (iii) the participant no longer qualifying for coverage; (iv) the spouse’s permanent relocation outside of the country; or (v) death. Participants who cannot be insured through an insurance company under the long-term care program will be self-insured by Investors Bank.
ESOP. Under the ESOP employees of Investors Bank and any subsidiary (unless excluded by the ESOP) who have been credited with at least 1,000 hours of service during a 12-month period are eligible to participate in the ESOP. The ESOP borrowed funds from Investors Bancorp pursuant to a loan and used those funds to purchase 10,847,883 shares of common stock for the ESOP in connection with Investors Bancorp’s initial public offering in 2005. In connection with the completion of the Conversion on May 7, 2014, the ESOP purchased an additional 6,617,421 shares of common stock. The Company refinanced the outstanding principal and interest balance of $33.9 million and borrowed an additional $66.2 million to purchase the additional shares. The purchased shares serve as collateral for the loan. The loan is being repaid principally through annual contributions to the ESOP by Investors Bank over the 30 year loan. Shares purchased by the ESOP are held in a suspense account for allocation among the participants’ accounts as the loan is repaid on a pro-rata basis.
Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock. Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.
401(k) Plan. Investors Bank maintains the 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the plan year or the first day of the first day of the month following the date on which the employee attains age 21. A participant may contribute up to 60% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2014, the salary deferral contribution limit is $17,500. However, a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. A participant is always 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that Investors Bank will make an employer contribution equal to 50% of the participant’s salary deferral contribution, provided that such amount does not exceed 6% of the participant’s compensation earned during the plan year. Participants will become 100% vested in their employer contributions after completing three years of credited service (which is a three-year cliff vesting schedule). However a participant will immediately become 100% vested in any employer contributions upon the participant’s disability or attainment of age 65 while employed with Investors Bank. Generally, unless a participant elects otherwise, the participant’s benefit under the 401(k) Plan is generally payable in the form of a lump sum payment as soon as administratively feasible following his or her termination of employment with Investors Bank, provided, however that a participant can elect to receive a distribution of his or her vested account upon attaining age 59 1⁄2.
Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available. In connection with the Conversion, each participant was eligible to make a one-time purchase of Investors Bancorp common stock through the 401(k) Plan, provided that the purchase did not exceed 50%

of the participant’s account balance. Investors Bancorp common stock is not currently an investment option available under the 401(k) Plan.
Defined Benefit Pension Plan. Investors Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, formerly known as the Financial Institutions Retirement Fund, which is a tax-qualified defined benefit pension plan (the “Defined Benefit Plan”). All employees age 21 or older who have completed one year of employment with Investors Bank are eligible for participation in the Defined Benefit Plan; however, only employees who have been credited with 1,000 or more hours of service with Investors Bank are eligible to accrue benefits under the Defined Benefit Plan. Investors Bank annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
The retirement benefit formula under the Defined Benefit Plan provides for a nonintegrated unit accrual formula with an annual accrual rate of 1.25% of the participant’s high five year average salary, with a 30-year salary cap. A participant’s average annual compensation is the average annual compensation over the five consecutive calendar years out of the last 10 calendar years in which the participant’s compensation was the greatest, or over all calendar years if less than five.
The regular form of retirement benefit is a straight life annuity (if the participant is single) and a joint and survivor annuity (if the participant is married). However, various alternative forms of joint and survivor annuities may be selected instead. If a participant dies while in active service and after having become fully vested, a qualified 100% survivor benefit will be payable to the participant’s beneficiary. Benefits payable upon death may be paid in a lump sum, installments, or in the form of a life annuity. Upon termination of employment due to disability, the participant will be entitled to a disability retirement benefit at age 65.
Supplemental ESOP and Retirement Plan. Investors Bank maintains the Supplemental ESOP and Retirement Plan ("the Plan"). The Plan is intended to compensate certain executives participating in the Defined Benefit Plan and the ESOP whose contributions or benefits are limited by Sections 415 and/or 401(a)(17) of the Internal Revenue Code, applicable to tax-qualified retirement plans (the “Tax Law Limitations”). As of December 31, 2014, Messrs. Cummings, Cama, Spengler, Kalamaras and Splaine were participants in the Plan.
The plan provides benefits attributable to participation in the Defined Benefit Plan equal to the excess, if any, of the vested accrued benefit to which the participant would be entitled under the Defined Benefit Plan, determined without regard to the Tax Law Limitations, over the vested accrued benefit to which the participant is actually entitled under the Defined Benefit Plan, taking into account the Tax Law Limitations (the “Supplemental Retirement Plan Benefit”).
The Plan also provides benefits attributable to participation in the ESOP equal to the difference between the allocation of shares of Investors Bancorp common stock the participant would have received under the ESOP without regard to the Tax Law Limitations, and the number of shares of stock that are actually allocated as a result of the Tax Law Limitations (the “Supplemental ESOP Benefit”). The Supplemental ESOP Benefit under the plan is denominated in phantom shares of stock such that one phantom share has a value equal to the fair market value of one share of Investors Bancorp common stock. Each participant’s phantom shares are held in a bookkeeping account established on his or her behalf. Each plan year, the dollar amount of appreciation on the phantom shares deemed allocated to each participant’s account will be converted into phantom shares and credited to each participant’s account.
As a long-term compensation plan, the participant’s vested interest in the Supplemental Retirement Plan Benefit and in the Supplemental ESOP Benefit is based on a five-year cliff vesting schedule where participants with less than five years of employment will be 0% vested in their benefits, and will become 100% vested upon the completion of five years of employment.
In the event of a participant’s separation from service prior to attainment of age 55, the participant’s accrued Supplemental Retirement Plan Benefit will be paid in a single lump sum payment within 30 days of the participant’s separation from service. In the event of separation from service after age 55, the participant’s Supplemental Retirement Plan Benefit will be payable upon the participant’s early retirement date (age 55 with 10 years of service) or normal retirement date (age 65 with five years of service) in either a lump sum or an annuity (single life, single life with 120 months guaranteed, joint and 100% survivor annuity or joint and 50% survivor annuity) as elected by the participant, subject to the requirements of Section 409A of the Internal Revenue Code. In the event of a participant’s separation from service within two years following a change in control (as defined in the Plan), the participant will receive his Supplemental Retirement Plan Benefit in a lump sum within 30 days after his separation from service. The participant’s Supplemental ESOP Benefit will be payable in cash in either a lump sum or annual installments over a period not to exceed five years, as elected by the participant, and will commence within 30 days following the earlier of the participant’s: (i) separation from service, (ii) death or (iii) disability, subject to the requirements of Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, in the event the participant is a “specified employee”, as defined under Section 409A of the Internal

Revenue Code, no benefit will be payable under the plan during the first six months following the participant’s separation from service (except in the event of death or disability).
Executive Supplemental Retirement Wage Replacement Plan. Investors Bank maintains the Executive Supplemental Retirement Wage Replacement Plan (the "Wage Replacement Plan"). The Wage Replacement Plan is designed to provide participants with a normal retirement benefit, which is an annual benefit equal to 60% of the participant’s highest average annual base salary and cash incentive (over a consecutive 36-month period within the last 120 consecutive calendar months of employment) reduced by the sum of the benefits provided under the Defined Benefit Plan and the annuitized value of his or her benefits payable from the defined benefit portion of the Supplemental ESOP and Retirement Plan (which is referred to above as the Supplemental Retirement Plan Benefit).
Upon separation from service at or after the normal retirement date (age 65) with at least 120 months of employment, a participant is entitled to the normal retirement benefit commencing on the first day of the month after separation from service, payable in monthly installments for life, with 120 monthly payments guaranteed or for an alternative period of time as elected by the participant. If the participant retires after the normal retirement date, but before completion of 120 months of employment, his or her normal retirement benefit will be reduced by 1/120th for each month of employment less than 120 months. If the participant’s separation from service actually occurs later than the normal retirement date, the participant’s normal retirement benefit will be increased by 0.8% for each month of employment with Investors Bank after the normal retirement date.
Upon separation from service on or after attaining age 55, but prior to the normal retirement date, the participant’s accrued benefit payable as an early retirement benefit will be equal to the normal retirement benefit, reduced by 2% for each year prior to age 65; however, if the participant separates from service on or after attaining age 55 with 25 years of vesting service, his or her accrued benefit will not be reduced. A participant can elect for the early retirement benefit to commence either: (i) within 30 days; or (ii) on the normal retirement date. In the event of a participant’s separation from service coincident with or within two years following a change in control, the participant will be entitled to a lump sum payment equal to the actuarial equivalent of the normal retirement benefit or early retirement benefit if the participant has not attained age 65. For these purposes, a participant with less than 120 months of employment will be entitled to a benefit calculated as if the participant had 120 months of employment, and a participant who has not yet attained age 55 will be deemed to have attained age 55. Notwithstanding the foregoing, in the event the participant is a “specified employee” as defined under Section 409A of the Internal Revenue Code, no benefit will be payable under the plan during the first six months following the participant’s separation from service (except in the event of death or disability).
If a participant dies while in active service, a survivor benefit, calculated as if the participant had lived until his normal retirement date, will be payable to the participant’s beneficiary. Upon termination of employment due to disability, the participant will be entitled to a disability retirement benefit payable at age 65.
At December 31, 2014, Messrs. Cummings, Cama, Kalamaras and Spengler were participants in the Wage Replacement Plan.
Perquisites. The Compensation and Benefits Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. As of December 31, 2014, the following perquisites were available for Messrs. Cummings, Cama, Spengler and Kalamaras: (i) club membership; (ii) automobile allowance; (iii) long term care insurance and (iv) an annual medical examination; and for Mr. Splaine: (i) long term care insurance and (ii) an annual medical examination.
Elements of Post-Termination Benefits
Employment Agreements. Investors Bancorp entered into employment agreements with each of Messrs. Cummings, Cama, Spengler and Kalamaras. The employment agreements for Messrs. Cummings, Cama, and Spengler were originally entered into on October 11, 2005 and the employment agreement for Mr. Kalamaras was originally entered into on August 18, 2008. The employment agreements for Messrs. Cummings and Cama were each amended and restated on August 18, 2008 to conform to the requirements of Section 409A of the Internal Revenue Code, and the employment agreements for Messrs. Spengler and Kalamaras were each amended and restated on March 29, 2010 solely to change the length of the executive’s employment term. Each of these agreements has an initial term of three years. Unless notice of non-renewal is provided, the agreements renew annually. The executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
Each executive is entitled to a severance payment and benefits in the event of his termination of employment under specified circumstances. In the event the executive’s employment is terminated for reasons other than for just cause, disability or retirement, provided that such termination of employment constitutes a “separation from service” under Internal Revenue Code Section 409A, or in the event the executive resigns during the term of the agreement following: (i) the failure to elect or reelect or to appoint or reappoint the executive to his executive position; (ii) a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope; (iii) the liquidation or dissolution of Investors Bancorp or Investors Bank, other than a liquidation or dissolution caused by a reorganization that does not affect the status of the executive; (iv) a change in control of Investors Bancorp; or (v) a material breach of the employment agreement by Investors Bancorp or Investors Bank (the conversion does not constitute a change in control for purposes of the agreements), the executive would be entitled to a severance payment equal to three times the sum of his base salary and the highest amount of cash incentive compensation awarded to him during the prior three years, payable in a lump sum. In addition, the executive would be entitled to, at Investors Bancorp’s sole expense, the continuation of nontaxable life and medical, dental and disability coverage for 36 months after termination of employment. The executive would also receive a lump sum payment of the excess, if any, of the present value of the benefits he would be entitled to under the Defined Benefit Plan if he had continued working for Investors Bancorp for 36 months over the present value of the benefits to which he is actually entitled as of the date of termination. The executives would be entitled to no additional benefits under the employment agreement upon retirement at age 65.
Should the executive become disabled, Investors Bancorp would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any employer-provided disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Investors Bancorp, the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for one year after the executive’s death. The employment agreement terminates upon retirement (as defined therein), and the executive would only be entitled to benefits under any retirement plan of Investors Bancorp and other plans to which the executive is a party.
The employment agreements for Messrs. Cummings and Cama also provide for indemnification against any excise taxes which may be owed by the executive for any payments made in connection with a change in control that would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. The indemnification payment would be the amount necessary to ensure that the amount of such payments and the value of such benefits received by the executive equal the amount of such payments and the value of such benefits the executive would have received in the absence of an excise tax attributable to Sections 280G and 4999 of the Internal Revenue Code, including any federal, state and local taxes on Investors Bancorp’s payment to the executive attributable to such tax. The employment agreements for Messrs. Kalamaras Spengler and Burke provide that their change in control benefits will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.
Upon any termination of the executive’s employment, other than a termination (whether voluntary or involuntary) following a change in control as a result of which Investors Bancorp has paid the executive severance benefits, the executive is prohibited from competing with Investors Bank and/or Investors Bancorp for one year following such termination within 25 miles of any existing branch of Investors Bank or any subsidiary of Investors Bancorp or within 25 miles of any office for which Investors Bank, Investors Bancorp or a bank subsidiary of Investors Bancorp has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board of Directors. The executive is also subject to confidentiality provisions during and after the term of the employment agreement.
Investors Bancorp has also entered into an employment agreement with Mr. Splaine. Mr. Splaine’s employment agreement was originally entered into on November 15, 2005. The employment agreement was amended and restated on August 21, 2007 to conform to the requirements of Section 409A of the Internal Revenue Code and was amended on April 24, 2015. The employment agreement will expire December 31, 2015. Mr. Splaine’s employment may be terminated for just cause at any time, in which event he would have no right to receive compensation or other benefits for any period after termination. In the event Mr. Splaine’s employment is terminated (for reasons other than for just cause or disability) or in the event he resigns for any reason prior to December 31, 2015, Mr. Splaine would be entitled to a severance payment equal to 1.5 times his highest rate of base salary and the highest amount of cash incentive compensation awarded to him during the prior two years, payable in a lump sum. In addition, Mr. Splaine would be entitled, at Investors Bancorp’s sole expense, to the continuation of life, nontaxable medical, dental and disability coverage for 18 months after termination of employment. Mr. Splaine would also receive a lump sum payment of the excess, if any, of the present value of the benefits he would be entitled to under the Defined Benefit Plan if he had continued working for Investors Bancorp for 18 months over the present value of the benefits to which he is actually entitled as of the date of termination. Mr. Splaine’s employment agreement provides that his change in control benefits will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.
Under the employment agreement, should Mr. Splaine become disabled, Investors Bancorp would continue to pay him his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to him pursuant to any employer-provided disability insurance would reduce the compensation he would receive. In the event Mr. Splaine dies while employed by Investors Bancorp, his estate will be paid his base salary for one year and Mr. Splaine’s family will be entitled to continuation of medical and dental benefits for one year after the executive’s death.
In connection with Mr. Splaine’s appointment as Senior Vice President, Financial Planning and Analysis and Investor Relations, Investors Bancorp entered into a change in control agreement with him on April 29, 2015 that will become effective on January 1, 2016. The change in control agreement will have an initial term of two years, and will renew annually for an additional year, subject to board review. The change in control agreement provides that in the event of Mr. Splaine’s involuntary termination of employment without cause or voluntary resignation for “good reason,” he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his: (i) base salary; and (ii) highest rate of bonus awarded to him during the prior three years. In addition, Investors Bancorp or its subsidiary will provide Mr. Splaine, at the sole expense of Investors Bancorp, continued life insurance and nontaxable medical and dental insurance coverage for 18 months after his date of termination. Notwithstanding the foregoing, the change in control agreement provides that Mr. Splaine’s change in control payments thereunder would be reduced by the minimum amount necessary to avoid penalties under Section 280G of the Internal Revenue Code.
In connection with Mr. Burke’s hire as Senior Vice President and Chief Financial Officer, Investors Bancorp entered into an employment agreement with him for an initial term of three years. Commencing on December 31, 2015 and continuing on December 31st of each year thereafter, the agreement will renew for an additional year, subject to board review.  Under the agreement, Mr. Burke is entitled to a base salary, which will initially be $400,000 per year, and to participate in employee benefit plans and arrangements, including incentive compensation and nonqualified deferred compensation plans, generally made available by Investors Bancorp or Investors Bank to its senior executives and key management employees.
The agreement provides that in the event of Mr. Burke’s involuntary termination of employment without cause or voluntary resignation for “good reason” (as defined under the agreement), which includes such termination event occurring prior or subsequent to a change in control of Investors Bancorp or Investors Bank, he would be entitled to a lump sum severance payment equal to three times the sum of his: (i) base salary; and (ii) highest rate of bonus awarded to him during the prior three years, or if the event of termination occurs on or before January 1, 2016, his target bonus award opportunity for 2015.  In addition, Investors Bancorp or its subsidiary will provide Mr. Burke, at the sole expense of Investors Bancorp, continued life insurance and nontaxable medical, dental and disability insurance coverage for three years after his date of termination or the cash equivalent of the benefits if applicable law prohibits providing such continued coverage or would subject Investors Bancorp or any subsidiary to penalties.  Notwithstanding the foregoing, the agreement provides that Mr. Burke’s change in control payments under the agreement would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.
Other Matters
Stock Ownership Requirements. The Board of Directors adopted stock ownership guidelines for our Named Executive Officers that require the following minimum investment in Investors Bancorp common stock:

Chief Executive Officer	A number of shares having a market value equal to 5x annual base salary
Other Named Executive Officers	A number of shares having a market value equal to 3x annual base salary
Equity Retention Policy. In 2013, the Board of Directors adopted the Equity Retention Policy, which is independent of the stock ownership guidelines described above. This policy applies to all executive officers of Investors Bancorp and all members of the Board of Directors. Under the policy, each executive officer is required to retain direct ownership of at least 50% of his or her “covered shares,” net of taxes and transaction costs, until three months following the date of the executive officer’s termination of employment. Each director is required to retain direct ownership of at least 50% of his or her “covered shares,” net of taxes and transaction costs, until termination of service from the Board of Directors. A “covered share” means any share acquired by an executive officer or director pursuant to an award granted after July 23, 2013 under any equity compensation plan or other written compensatory arrangement.
Anti-Hedging Policy. The Board of Directors adopted an anti-hedging policy, which prohibits directors and executive officers, including the Named Executive Officers, from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Investors Bancorp common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Investors Bancorp common stock would affect the value of shares of Investors Bancorp common stock owned by an executive officer or director is prohibited. Cashless exercises of stock options are not deemed short sales and are permitted. This policy does not prohibit transactions involving the stock of other unrelated companies.

Clawback Policy. In accordance with a clawback policy adopted by the Board of Directors, as a condition to receiving incentive compensation, Named Executive Officers agree to return bonus and other incentive compensation paid by Investors Bancorp (including cancellation of outstanding equity awards and reimbursement of any gains realized on such awards) if: (i) the payments or awards were based on reported financial statement or financial information or (any performance metrics or criteria that were based on such financial statements or information); (ii) there is an accounting restatement of financial statements due to material noncompliance with financial reporting requirements under the federal securities laws; and (iii) the amount of the bonus or incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.
Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each Named Executive Officer listed in the summary compensation table, except for the principal financial officer. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation.
     The Compensation and Benefits Committee currently does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation and Benefits Committee’s practice is to structure compensation programs offered to the Named Executive Officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation and Benefits Committee considers a variety of factors, including Investors Bancorp’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances and Investors Bancorp’s incentive and retention requirement for its management personnel. After considering these factors, the Compensation and Benefits Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.
Tax and Accounting Implications. In consultation with our tax advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.
Compensation Risk Management. The Compensation and Benefits Committee believes that any risks arising from Investors Bancorp’s compensation policies and practices for all of its employees, including the Named Executive Officers, are not reasonably likely to have a material adverse effect on Investors Bancorp or Investors Bank. In addition, the Compensation and Benefits Committee believes that the mix and design of the elements of the compensation program will encourage senior management to act in a manner that is focused on long-term valuation of Investors Bancorp and Investors Bank.
The Compensation and Benefits Committee regularly reviews Investors Bancorp’s compensation program to ensure that controls are in place so that employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of Investors Bancorp or Investors Bank. With respect to the Executive Officer Annual Incentive Plan, the Compensation and Benefits Committee reviews and approves the company-wide performance objectives that determine the bonus payments to be made thereunder. The performance objectives are selected in consultation with an outside independent consultant, and are customary performance metrics for financial institutions in Investors Bancorp’s peer group. Furthermore, all bonus payments are subject to clawback in accordance with our clawback policy, which ensures that performance awards are linked to the actual performance of Investors Bancorp and Investors Bank and promotes the long-term value creation of Investors Bancorp and Investors Bank. Moreover, we instituted our equity retention policy to more closely align the interests of management and the Board with those of our stockholders.
Finally, by implementing the ESOP, 2006 Equity Incentive Plan and by having an executive stock ownership requirement and an equity retention policy, our senior management team and employees have a significant ownership interest in Investors Bancorp, which will align their interests with those of the stockholders, and in turn will contribute to long-term stockholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their Investors Bancorp common stock.
COMPENSATION AND BENEFITS COMMITTEE REPORT
Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation and Benefits Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Investors Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation and Benefits Committee (the Committee) of Investors Bancorp has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.
The Committee understands its fiduciary responsibility to shareholders. The Committee has worked very hard with the help of management and our compensation consultant to implement a performance driven compensation program.
We operate in a very competitive banking market. To ensure fairness and competiveness, the Committee collects and analyzes an extensive amount of information about executive compensation values and practices in our marketplace. In our region, obtaining and retaining talented people is a serious challenge. The worldwide financial services industry has a large footprint in the New York and New Jersey area and consequently many opportunities exist for employment. It is important to make Investors Bancorp attractive to this important talent pool.
The Committee is proud of our Executive Officer Annual Incentive Plan. Each year a participant is assigned personal goals and a share of the overall corporate goals. Each participant is advised of the cash incentive opportunity for meeting his/her goals. We believe that the Plan has had a positive effect on employee performance and has stimulated and energized employees to contribute to the overall success of Investors Bancorp. The Committee is delighted to see the energy and effort our employees bring to achieving their goals. Careful selection of goals in a way that aligns the employees’ performance with advancing the overall strategic objectives of Investors Bancorp moves the entire company along its carefully designed strategic path.
The Committee has also utilized equity grants to drive long term performance and to align employees’ financial interests with those of our stockholders. Recent grants have been made with a seven year vesting requirement, which is much longer than the vesting requirements of our peers, but vesting partially accelerates upon achievement of certain corporate financial and business benchmarks, however there were no equity grants to named executive officers during 2014. Upon completion of the Conversion of Investors Bancorp, MHC on May 7, 2014, vesting accelerated for both stock options and restricted stock outstanding awards and all applicable expenses were recognized during the period. Investors Bank also sponsors the ESOP, through which all eligible employees are eligible to receive Investors Bancorp common stock. By ensuring that all employees are shareholders, the Committee believes that the entire workforce has a personal financial stake in the success of Investors Bancorp.

Even without formal regulatory requirements, Investors Bancorp has voluntarily adopted a clawback policy, in order to recapture inappropriate incentive compensation payments, should that ever occur. At the same time, the Committee recognizes the need to discourage the taking of undue risk to achieve short term goals. We have built into our overall compensation philosophy elements that encourage longer term thinking and in particular, the preservation of asset quality. It is the Committee’s belief that our compensation program spends company funds in a way that effectively drives superior employee performance and the success of Investors Bancorp.

Compensation and Benefits Committee of Investors Bancorp, Inc.

Brian D. Dittenhafer, Chair
Robert C. Albanese, Member
Dennis M. Bone, Member
Doreen R. Byrnes, Member
Brendan J. Dugan, Member
James H. Ward, III, Member

Executive Compensation
The following table sets forth for the calendar years ended December 31, 2014, 2013 and 2012 certain information as to the total remuneration paid to Named Executive Officers with respect to the applicable year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)	Total Without Change in Pension Value ($) (5)
Kevin Cummings, President and Chief Executive Officer	2014	1,000,000	—		—	—	1,500,000	5,058,000	278,700	7,836,700	2,778,700
	2013	935,000	467,500		—	—	1,402,500	1,650,000	297,559	4,752,559	3,102,559
	2012	935,000	467,500		2,199,000	—	935,000	2,346,000	170,696	7,053,196	4,707,196
Domenick A. Cama, Senior Executive Vice President and Chief Operating Officer	2014	675,000	—		—	—	810,000	2,799,000	180,794	4,464,794	1,665,794
	2013	621,000	275,000		—	—	745,200	742,000	190,261	2,573,461	1,831,461
	2012	621,000	248,000		1,466,000	—	496,800	1,289,000	110,388	4,231,188	2,942,188
Richard Spengler, Executive Vice President and Chief Lending Officer	2014	430,000	—		—	—	381,195	1,049,000	105,118	1,965,313	916,313
	2013	400,000	125,000		—	—	358,200	88,000	120,314	1,091,514	1,003,514
	2012	400,000	120,000		659,700	—	240,000	479,000	72,539	1,971,239	1,492,239
Paul Kalamaras, Executive Vice President and Chief Retail Banking Officer	2014	415,000	—		—	—	371,633	935,000	91,726	1,813,359	878,359
	2013	375,000	125,000		—	—	333,450	293,000	106,012	1,232,462	939,462
	2012	375,000	112,500		806,300	—	225,000	600,000	64,767	2,183,567	1,583,567
Thomas F. Splaine, Jr., Senior Vice President and Chief Financial Officer	2014	352,500	—		—	—	264,375	230,000	78,809	925,684	695,684
	2013	325,000	147,500	(6)	—	—	199,875	19,000	88,722	780,097	761,097
	2012	312,000	60,000		146,400	—	156,000	85,000	57,118	816,518	731,518

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC 718, of restricted stock awards pursuant to the 2006 Equity Incentive Plan. No forfeiture occurred during the reported years. Assumptions used in the calculation of these amounts are included in Note 11 to Investors Bancorp’s audited financial statements for the calendar year ended December 31, 2014 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	The amounts were earned pursuant to the Executive Officer Annual Incentive Plan.

(3)
The amounts in this column reflect the aggregate change in the actuarial present value of the Named Executive Officer's accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the measurement date in the immediately preceding calendar year to the measurement date in such calendar year, determined using the interest rate and mortality rate assumptions consistent with those used in Investors Bancorp’s financial statements. The amount reported may include amounts in which the Named Executive Officer is not yet vested. Earnings under the Supplemental ESOP and Retirement Plan attributable to the Supplemental ESOP Benefit are not included in this amount because the earnings were not “above-market,” as defined by the SEC.

(4)
The amounts in this column represent all other compensation not reported in prior columns in this table, including perquisites, the aggregate value of which exceeds $10,000, and employer contributions to defined contribution plans. See the “All Other Compensation” and “Perquisites” tables below for a breakdown of these amounts for the year ended December 31, 2014.

(5)
To show how the year-over-year change in pension value impacted total compensation, as determined under SEC rules, we have included this column to show total compensation without pension value changes. The amounts reported in this column are calculated by subtracting the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, as described in footnote 3 to this table, from the amounts reported in the Total column. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the Total column.

In this regard, the 2014 Total column for Mr. Cummings shows approximately a 65% increase over the 2013 Total column. This increase is primarily attributable to the increase in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The increase in that column is primarily due to two external factors: (i) the decrease in interest rates from last year and (ii) the required use of a new mortality table reflecting longer life expectancies. The decrease in interest rates and new mortality table accounted for 53% of Mr. Cummings’ change in pension value. The remaining change resulted from internal factors: an increase to final average salary, earning an additional year of service, and aging one more year.

For Mr. Cummings, base salary represented approximately 12.8% of his 2014 Total column; non-equity incentives represented approximately 19.1% of his 2014 Total column; All Other Compensation represented approximately 3.6% of his 2014 Total column and pension and non-qualified deferred compensation represented 64.5% of his 2014 Total column.

(6)	Includes $67,500 paid to Mr. Splaine in January 2014 related to 2013 calendar year.

ALL OTHER COMPENSATION

Name	Calendar or Fiscal Year	Perquisites and Other Personal Benefits ($)(1)	Dividends on Unvested Stock Awards ($)	Company Contribution for Medical and Insurance Benefits ($)	Company Contributions to ESOP and 401(k) Plan and Supplemental ESOP ($)	Total ($)
Kevin Cummings	2014	21,282	62,840	18,851	175,727	278,700

Domenick A. Cama	2014	15,312	43,714	18,851	102,917	180,794

Richard S. Spengler	2014	7,637	22,586	20,364	54,531	105,118

Paul Kalamaras	2014	16,559	20,764	2,955	51,448	91,726

Thomas F. Splaine, Jr.	2014	12,301	9,289	18,785	38,434	78,809

(1)	A detailed description of the perquisites included in this column is set forth in the table below.

PERQUISITES

Name	Calendar or Fiscal Year	Automobile Allowance ($)	Long Term Care ($)	Club Dues ($)	Executive Health Exam ($)	Total Perquisites and Other Personal Benefits ($)
Kevin Cummings	2014	11,841	8,107	1,334	—	21,282

Domenick A. Cama	2014	3,757	9,899	956	700	15,312

Richard S. Spengler	2014	3,286	4,351	—	—	7,637

Paul Kalamaras	2014	3,217	12,262	1,080	—	16,559

Thomas F. Splaine, Jr.	2014	—	12,301	—	—	12,301

Plan-Based Awards. The following table sets forth certain information as to grants during calendar 2014 of plan-based awards to the Named Executive Officers under the Executive Officer Annual Incentive Plan.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2014
		Estimated Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date
Name		Threshold ($)	Target ($)	Maximum ($)
Kevin Cummings	2/24/2014	810,000	1,155,000	1,500,000	-	-	-	-
Domenick A. Cama	2/24/2014	437,400	623,700	810,000	-	-	-	-
Richard S. Spengler	2/24/2014	212,850	299,925	387,000	-	-	-	-
Paul Kalamaras	2/24/2014	205,425	289,463	373,500	-	-	-	-
Thomas F. Splaine, Jr.	2/24/2014	52,875	79,313	264,375	-	-	-	-

For a narrative description of the material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and in the Grants of Plan-Based Awards Table for 2014, please see “Compensation Discussion and Analysis” above.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2014 for the Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have not Vested ($)
Kevin Cummings	11/20/06	1,147,500	-	5.98	11/20/16	-	-

Domenick A. Cama	11/20/06	1,020,000	-	5.98	11/20/16	-	-

Richard S. Spengler	11/20/06	110,000	-	5.98	11/20/16	-	-

Paul Kalamaras	11/18/08	357,000	-	5.37	11/18/18	-	-

Thomas F. Splaine, Jr.	11/20/06	446,250	-	5.98	11/20/16	-	-

(1)	Stock options expire if unexercised 10 years after the grant date.

(2)
Stock awards generally vest over a seven-year period commencing on the first anniversary of the date granted, however, if certain performance goals are achieved the vesting will be accelerated by two years commencing in the year in which the performance goal is achieved. Upon completion of the Conversion, vesting accelerated on all outstanding restricted share awards and all applicable expenses were recognized at that time. No additional restricted awards have been granted.

Option Exercises and Stock Vested. The following table provides information concerning stock option exercises and the vesting of stock awards for each Named Executive Officer during 2014. Upon completion of the Conversion on May 7, 2014, all outstanding restricted stock awards vested and all applicable expenses were recognized at that time. No additional restricted stock awards have been granted.
OPTION EXERCISES AND STOCK VESTED AT DECEMBER 31, 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise ($)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Kevin Cummings	-	-	783,215	8,157,187
Domenick A. Cama	-	-	546,428	5,690,566
Richard S. Spengler	400,000	1,761,043	284,142	2,958,463
Paul Kalamaras	-	-	258,643	2,694,030
Thomas F. Splaine, Jr.	-	-	118,393	1,232,052

(1)	The value realized on vesting represents the market value of Investors Bancorp common stock on the date of the Conversion.
Pension Benefits. The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such named executive officer, under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in Investors Bancorp’s financial statements. For a narrative description of each applicable plan, please see “Compensation Discussion and Analysis” above.
PENSION BENEFITS AT OR FOR THE YEAR ENDED DECEMBER 31, 2014

Name	Plan Name	Number of Years Credited Service($)(1)	Present Value of Accumulated Benefit ($) (2)	Payment During Last Year ($)
Kevin Cummings	Defined Benefit Plan	10.5	497,000	-
	Supplemental ESOP and Retirement Plan and Wage Replacement Plan	10.5	11,457,000	-

Domenick A. Cama	Defined Benefit Plan	24	944,000	-
	Supplemental ESOP and Retirement Plan and Wage Replacement Plan	24	5,968,000	-

Richard S. Spengler	Defined Benefit Plan	30	813,000	-
	Supplemental ESOP and Retirement Plan and Wage Replacement Plan	30	1,775,000	-

Paul Kalamaras	Defined Benefit Plan	5.3	179,000	-
	Supplemental ESOP and Retirement Plan and Wage Replacement Plan	5.3	1,688,000	-

Thomas F. Splaine, Jr.	Defined Benefit Plan	9	232,000	-
	Supplemental ESOP and Retirement Plan	9	230,000	-

(1)
The number of years of credited service represents all years of service, including years following the change in benefit formula for the Defined Benefit Plan on January 1, 2006. For Messrs. Cama and Spengler, credited service years include qualified years served at other financial institutions that participated in the Defined Benefit Plan, formerly known as the Financial Institutions Retirement Fund.

(2)
The figures shown are determined as of the plan’s measurement date of December 31, 2014 for purposes of Investors Bancorp’s audited financial statements. For discount rate and other assumptions used for this purpose, please refer to Note 11 to the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014.

Nonqualified Deferred Compensation. The following table sets forth information with respect to the nonqualified deferred compensation plans at and for the year ended December 31, 2014 for the Named Executive Officers. For a narrative description of the Supplemental ESOP and Retirement Plan, please see “Compensation Discussion and Analysis” above.
NONQUALIFIED DEFERRED COMPENSATION AT OR FOR THE YEAR ENDED
DECEMBER 31, 2014

Name	Plan Name	Executive Contributions in Last Year ($)	Registrant Contributions in Last Year ($)(1)	Aggregate Earnings (Loss) in Last Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Year-End ($)(3)
Kevin Cummings	Supplemental ESOP and Retirement Plan	-	158,487	123,838	-	1,318,731
Domenick A. Cama	Supplemental ESOP and Retirement Plan	-	85,677	59,821	-	646,147
Richard S. Spengler	Supplemental ESOP and Retirement Plan	-	37,291	19,778	-	222,591
Paul Kalamaras	Supplemental ESOP and Retirement Plan	-	34,208	11,459	-	141,570
Thomas F. Splaine, Jr.	Supplemental ESOP and Retirement Plan	-	21,569	8,520	-	101,388

(1)
The value of the non-qualified Supplemental ESOP contribution made in calendar 2014 is based on the fair market value of Investors Bancorp common stock on December 31, 2014 of $11.23. These contributions are included in the Summary Compensation Table.

(2)
The aggregate earnings (loss) for the Supplemental ESOP and Retirement Plan reflect the change in value of phantom shares issued prior to calendar 2014, based on the fair market value of Investors Bancorp common stock on December 31, 2014 of $11.23. This amount is not included in the Summary Compensation Table because the rate of earnings was not “above-market,” as defined by the SEC.

(3)
The aggregate balances reported for the Supplemental ESOP Plan are based on the market value of Investors Bancorp common stock on December 31, 2014 of $11.23. For Messrs. Cummings, Cama, Spengler, Kalamaras and Splaine, $845,594, $417,187, $147,180, $104,348 and $71,184, respectively, of their total aggregate balance was previously reported as compensation to them in our Summary Compensation Tables for previous years.

Potential Payments Upon Termination or Change in Control. At December 31, 2014, Investors Bancorp had employment agreements with Messrs. Cummings, Cama, Spengler, Kalamaras and Splaine. A narrative description of the material terms of the agreements is set forth in “Compensation Discussion and Analysis.” The table below reflects the amount of compensation payable to each Named Executive Officer pursuant to his employment agreement in the event of termination of his employment. No payments are required under the employment agreements due to the Named Executive Officers’ voluntary termination prior to a change in control. The amount of compensation payable to each Named Executive Officer upon: (i) involuntary termination (other than for cause); (ii) termination following a change of control; and (iii) in the event of disability is shown below. The amounts shown assume that such termination was effective as of December 31, 2014, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officer upon termination. Messrs. Cummings and Cama are entitled to tax indemnification payments for any excess parachute payments under Section 280G of the Internal Revenue

Code. The change in control benefits payable to Messrs. Spengler, Kalamaras and Splaine under their employment agreements would be reduced to the extent necessary to avoid triggering excess parachute payments under Section 280G of the Internal Revenue Code. Upon completion of the Second Step Conversion, vesting accelerated on all outstanding restricted stock awards and no additional restricted awards have been granted. Therefore no amounts are shown relating to unvested options and stock awards for the period ending December 31, 2014. The actual amounts to be paid out can only be determined at the time of such executive’s date of termination with Investors Bancorp. The following table does not include amounts payable upon termination of employment under the Supplemental ESOP and Retirement Plan and the Wage Replacement Plan because the present value of the accumulated benefits under each of those plans as of December 31, 2014 is set forth in the tables above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AS OF DECEMBER 31, 2014

	Mr. Cummings	Mr. Cama	Mr. Spengler	Mr. Kalamaras	Mr. Splaine
Retirement (1)
Retiree Health/Life Insurance	—	—	—	—	—
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Early Retirement (1)
Retiree Health/Life Insurance	—	—	—	—	—
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Disability
Salary Continuation (2)	2,384,530	1,489,530	1,034,530	989,530	301,780
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Other benefits (3)	18,862	19,758	15,534	6,822	19,820
Death
Salary Continuation (5)	1,000,000	675,000	430,000	412,000	352,500
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Other benefits (3)	28,379	28,379	25,478	144	26,168
Discharge w/o Cause or Resignation w/ Good Reason-no Change in Control
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Salary and Cash Incentive (6)	7,500,000	4,455,000	2,433,585	2,358,777	925,313
Other benefits (3)	113,170	118,546	97,901	45,629	61,809
Excess Pension Benefit (4)(6)	3,630,903	1,850,077	785,919	754,377	62,078
Discharge w/o Cause or Resignation w/ Good Reason-Change in Control-related
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Salary and Cash Incentive (6)	7,500,000	4,455,000	2,433,585	2,358,777	925,313
Other benefits (3)	113,170	118,546	97,901	45,629	61,809
Excess Pension Benefit (4)(6)	3,630,903	1,850,077	785,919	754,377	62,078
Tax Indemnification Payment (7)	2,052,715	1,066,677	—	—	—

(1)	As of December 31, 2014, none of the Named Executive Officers were eligible for early retirement or retirement.

(2)
Upon disability, the Named Executive Officer is entitled to base salary for the longer of the remaining term of his employment agreement or one year. Such benefit is reduced by the amount paid under our disability plan or policy, which is not reflected in this table.

(3)
Other benefits include amounts for benefits in effect prior to termination; life, medical, dental, disability and long term care, and is calculated based on the terms specified in the employment agreements.

(4)
Each employment agreement provides that Investors Bancorp will pay the excess, if any of: (i) the present value of benefits to which the Named Executive Officer would be entitled to under the defined benefit plans if he had continued working for Investors Bancorp for 36 months in the case if Messrs. Cummings, Cama, Spengler and Kalamaras and 18 months for Mr. Splaine, and (ii) the present value of the benefits to which he is actually entitled.

(5)	This amount is payable according to normal payroll practices for one year following the Named Executive Officer's date of death.

(6)	This amount is paid in a lump sum following the Named Executive Officer's date of termination.

(7)
This amount is generally payable in a lump sum to the Named Executive Officer following the date of termination, but it may be timely paid directly to the applicable taxing authorities on behalf of the named executive officer. For Messrs. Spengler, Kalamaras and Splaine, no cash reduction is necessary to avoid triggering an excess parachute payment under Section 280G of the Internal Revenue Code.

Director Compensation
Elements of Director Compensation
Director Fees. Each of the individuals who serve as a director of Investors Bancorp also serves as a director of Investors Bank. The non-employee directors of Investors Bancorp and Investors Bank are compensated separately for service on each entity’s board. Each non-employee director of Investors Bancorp is paid a monthly retainer of $2,000 ($4,000 per month for the Chairman), and $1,500 for each committee meeting attended ($2,500 for the Audit Committee). The Chairman of the Audit Committee, Compensation and Benefits Committee, Nominating and Corporate Governance Committee and Risk Oversight Committee are each paid an annual retainer of $10,000. Each non-employee director of Investors Bank is paid a monthly retainer of $4,000 ($8,000 per month for the Chairman) and $2,100 for each Board meeting attended ($4,200 per meeting for the Chairman). Employee directors are not compensated for serving as directors.
The Board of Directors establishes non-employee director compensation based on recommendations of the Compensation and Benefits Committee. Periodically, the Compensation and Benefits Committee engages the services of GK Partners and its external surveys to assist in the committee’s review of director compensation. The Compensation and Benefits Committee did not recommend any changes to the compensation payable to non-employee directors in 2014.
Stock Option and Stock Award Program. Directors have been eligible to participate in the 2006 Equity Incentive Plan as described above in “Compensation Discussion and Analysis.” Mr. Albanese and Ms. Siekerka each have outstanding stock options that were granted under the Roma Financial Corporation 2008 Equity Incentive Plan. Please see the Directors’ Compensation Table for further details regarding each director’s outstanding stock option and unvested restricted stock awards under such plans.
Director Benefits. For directors and their spouses or spousal equivalents as of 2007, Investors Bank sponsors a long-term care program. Directors become eligible to participate after one year of service either on the Board of Directors, through past employment or as counsel prior to becoming a director. Each individual policy is owned by the covered person. Investors Bank pays all premiums under the long term care program but will stop paying premiums in the event of the participant’s: (i) resignation from the Board of Directors prior to attaining normal retirement age (except for health reasons); (ii) relocation outside of the country; or (iii) death. Spousal coverage will be terminated upon: (i) a participant’s resignation prior to normal retirement age (except for health reasons); (ii) divorce from the participant; (iii) the participant no longer qualifying for coverage; (iv) the spouse’s permanent relocation outside of the country; or (v) death. Participants who cannot be insured through an insurance company under the long-term care program will be self-insured by Investors Bank.
Amended and Restated Director Retirement Plan. Investors Bank maintains the Amended and Restated Director Retirement Plan. Effective November 21, 2006, the Amended and Restated Director Retirement Plan was frozen such that no new benefits accrued under, and no new directors were eligible to participate in, the plan. A director who: (i) was not an active employee of Investors Bank upon retirement from board service; (ii) has provided at least ten years of “cumulative service” (service on the board and, if applicable, as an employee or counsel); and (iii) retired at age 65 or later or as a result of disability, was eligible to participate in the plan prior to November 21, 2006. Directors Cashill and Dittenhafer are the only directors currently participating in the plan.
An eligible director with at least 15 years of cumulative service will be entitled to an annual retirement benefit equal to the sum of 60% of the annual retainer and 13 times the regular board meeting fee in effect for the calendar year preceding the director’s year of retirement. A director with at least 10 years of cumulative service but less than 15 years will be entitled to 40% of the sum of the annual retainer and 13 times the regular meeting fee in effect for the calendar year preceding the director’s year of retirement, plus a pro-rated percentage of 20% of the sum of the annual retainer and 13 times the regular board meeting fee in effect for the calendar year preceding the director’s year of retirement. The plan includes the annual retainer and board fees, if any, paid by Investors Bancorp in determining a director’s retirement benefit.
In the event of a change in control, a director who has not yet attained ten years of service will be deemed to have ten years of service and attained age 65 in order to calculate his benefit under the plan. In the event a director dies prior to retirement, the director’s beneficiary will be entitled to benefit payments in the form of a joint and survivor benefit payable at 100% of the amount paid to the director. Retirement benefits may be paid, at the director’s election, either in monthly payments until the eligible director’s death, or as a joint and survivor form of benefit payable for the lifetime of the eligible director and, upon the eligible director’s death, at 50% of the benefit amount, to the director’s beneficiary, or a joint and survivor form of benefit payable for the lifetime of the director and, upon the director’s death, at 100% of the amount, to the director’s beneficiary during the beneficiary’s lifetime. In order to receive retirement benefits under the plan, the director must remain a director emeritus in good standing after retirement and must not engage in any business enterprise which competes with Investors Bank nor disclose any confidential information relative to the business of Investors Bank.
Deferred Directors Fee Plans. Investors Bank maintains the Investors Bank Deferred Directors Fee Plan. Each non-employee member of the Board of Directors of Investors Bank is eligible to participate in the plan and has the right to elect to defer the receipt of all or any part of the director fees earned as a member of the Board of Directors of Investors Bank. Compensation deferred under the plan and interest (at a rate equal to one and one-half percent below the Wall Street Journal prime rate) thereon is payable upon the earlier of the participant’s death, disability or separation from service. Such deferred compensation will be payable in a lump sum, unless the participant has elected payment in monthly installments over a period of up to ten years.
Investors Bancorp maintains the Investors Bancorp, Inc. Deferred Directors Fee Plan. Each non-employee member of the Board of Directors of Investors Bancorp is eligible to participate in the plan and has the right to elect to defer the receipt of all or any part of the director fees earned as a member of the Board of Directors of Investors Bancorp. Compensation deferred under the plan and interest (at a rate equal to one and one-half percent below the Wall Street Journal prime rate) thereon is payable upon the earlier of the participant’s death, disability or separation from service. Such deferred compensation will be payable in a lump sum, unless the participant has elected payment in monthly installments over a period of up to ten years.
Split Dollar Life Insurance Agreements. Mr. Albanese, Mr. Bone and Ms. Siekerka are each parties to individual split dollar life insurance agreements with Roma Bank, which were assumed by Investors Bank on December 6, 2013 in connection with the merger between Investors Bancorp and Roma Financial Corporation. Investors Bank owns a life insurance policy on the life of Messrs. Albanese, Bone and Ms. Siekerka. Under the agreement, upon the death of the director, the proceeds of the policy are divided between the director’s beneficiary, who is entitled to $100,000 on the director’s death, and Investors Bank, which is entitled to the remainder of the death benefit. The director has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon death.

Summary of Directors’ Compensation. The following table sets forth for the year ended December 31, 2014 certain information as to total compensation paid to non-employee directors.
DIRECTORS’ COMPENSATION TABLE

Name	Investors Bancorp Fees Earned or Paid in Cash ($)	Investors Bank Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Robert C. Albanese	56,500	73,200	—	—	—	343	130,043
Dennis M. Bone	37,500	73,200	—	—	—	264	110,964
Doreen R. Byrnes	59,500	73,200	—	—	—	9,898	142,598
Robert M. Cashill	48,000	146,400	—	—	35,000	12,605	242,005
William V. Cosgrove	24,000	73,200	—	—	—	32,970	130,170
Brian D. Dittenhafer	59,500	73,200	—	—	102,000	13,392	248,092
Brendan J. Dugan	45,000	73,200	—	—	—	—	118,200
James J. Garibaldi	24,000	73,200	—	—	—	—	97,200
Michele N. Siekerka	45,000	73,200	—	—	—	230	118,430
James H. Ward	59,500	73,200	—	—	—	—	132,700

(1)	No director had unvested stock awards at December 31, 2014.

(2)
Messrs. Cashill and Cosgrove and Ms. Byrnes had fully vested unexercised stock option awards of 892,500, 255,000 and 166,250 options, respectively, for stock option awards received as employees of Investors Bank at December 31, 2014. Mr. Dittenhafer had fully vested unexercised stock option awards of 413,203 at December 31, 2014. Mr. Albanese and Ms. Siekerka, who have no outstanding awards under the 2006 Equity Incentive Plan, had unexercised stock option awards of 35,302 and 70,606 options, respectively, at December 31, 2014, which were granted under the Roma Financial Corporation 2008 Equity Incentive Plan.

(3)
This amount includes perquisites and other personal benefits, or property, if the aggregate amount for each director is at least $10,000. Specifically, this amount represents the premiums paid for long term care coverage for Messrs. Cashill, Dittenhafer and Ms. Byrnes and their spouses or spousal equivalents. In addition, the amount includes automobile allowance and club dues for Mr. Cosgrove. For Messrs. Albanese, Bone and Ms. Siereka includes income on split dollar life insurance agreements.

Other Matters
Director Stock Ownership Requirements. The Board believes its directors should have a financial investment in Investors Bancorp to further align their interests with stockholders. Directors are expected to own at least 25,000 shares of common stock (excluding stock options). Stock holdings are expected to be achieved within five (5) years of either the implementation of the ownership guidelines or the starting date of the individual, whichever is later.

PROPOSAL II - APPROVAL OF THE INVESTORS BANCORP, INC.
2015 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Investors Bancorp. Inc. 2015 Equity Incentive Plan (the “Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our stockholders. By approving the Plan, stockholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock. The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the provisions of the Plan, attached hereto as Appendix A.

Shares Reserved; Overall Limits on Types of Grants; Share Counting Methodology

Subject to permitted adjustments for certain corporate transactions, the Plan authorizes the issuance or delivery to participants of 30,881,296 shares of Investors Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options and non-qualified stock options.

•
The maximum number of shares that may be issued pursuant to stock options (all of which may be incentive stock options) is 17,646,455 shares, which represents approximately 8% of the number of shares issued in connection with the “second step” mutual-to-stock Second Step Conversion of Investors Bancorp, Inc., on May 7, 2014 (the “Second Step Conversion”).

•
The maximum number of shares that may be issued as restricted stock awards, restricted stock units or performance shares is 13,234,841 shares, which represents approximately 6% of the number of shares issued in the Second Step Conversion. The Compensation and Benefits Committee of the Board of Directors (“Committee”) may grant restricted stock, restricted stock units or performance awards in excess of the 13,234,841 share limit, provided that any grants in excess of that limit shall be counted against the share reserve as three shares for every one share granted in excess of such limit.

•
The Plan does not use liberal share recycling with respect to determining the number of shares available for issuance under the Plan. Accordingly, to the extent (i) a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, or (ii) shares of stock are withheld to satisfy withholding taxes upon exercise or vesting of an award, or (iii) shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of shares of stock available under the Plan shall be reduced by the gross number of stock options or stock awards exercised or vested rather than by the net number of shares of stock issued.

•	The rights and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause.

•	Upon shareholder approval of the Plan, no new grants shall be made under the Investors Bancorp, Inc. 2006 Equity Incentive Plan.

Limitations on Awards to Employees and Directors

The Plan includes the following limitations:

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee pursuant to the exercise of stock options is 4,411,613 shares (25% of all shares of stock available for stock option awards under the Plan), all of which may be issued during any calendar year;

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee pursuant to restricted stock awards or restricted stock units is 3,308,710 shares (25% of all shares of stock available for restricted stock awards and restricted stock units under the Plan), all of which may be issued during any calendar year;

•
the maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options, or grants of restricted stock or restricted stock units shall be 30% of all option or restricted stock shares available for awards under the Plan;

•
To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan; and

•
In the event of a corporate transaction involving the stock of Investors Bancorp, Inc., such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event, provided that the adjustment will not affect the award’s status as “performance-based compensation” under Code Section 162(m), if applicable.

Eligibility

Officers, employees, directors and service providers of Investors Bancorp, Inc. or its subsidiaries are eligible to receive awards under the Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units, as follows:

Stock Options.   A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.

•
The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price on the exchange on which the stock is traded) on the date the stock option is granted.

•	The Committee may not grant a stock option with a term that is longer than 10 years.

•
Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options under the Plan.

•
Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.

•
The Committee may automatically exercise in-the-money stock options that are exercisable but unexercised as of the day immediately before the 10th anniversary of the date of grant, using net settlement as the method of exercising such options.

•	Under no circumstances will Investors Bancorp, Inc. buy back underwater stock options granted under the Plan without shareholder approval.

•	The Plan expressly prohibits repricing of stock options.

Restricted Stock.   A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law.

•	Restricted stock awards may be granted only in whole shares of common stock.

•	Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period

•
Unless the Committee determines otherwise, any dividends earned on unvested restricted stock will not be paid until the restricted shares vest. Dividends shall be accumulated during the vesting period and paid to the participant no later than 30 days after the date the restricted shares vest.

Restricted Stock Units.   Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit.

•
Restricted stock units granted under the Plan may be settled in cash, shares of our common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Plan or the award agreement.

•	Participants have no voting rights with respect to any restricted stock units granted under the Plan.

•
No dividends shall be paid on restricted stock units. In the sole discretion of the Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units. If a restricted stock unit is intended to be performance-based in accordance with Code Section 162(m), payment of dividend equivalent rights to the award recipient will be conditioned on the satisfaction of the performance criteria. Dividend equivalent rights shall be paid when the restricted stock unit is settled or at the same time as the shares subject to such restricted stock unit are distributed to the Participant.

Performance Awards.   A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Committee and set forth in the Plan.

•	A performance award may be denominated in shares of restricted stock or restricted stock units.

•
If a performance award is intended to comply with the requirements of Code Section 162(m), it shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

•	At the discretion of the Committee, the vesting of a stock option award may also be subject to the achievement of one or more objective performance measures.

Performance Features

General.   A federal income tax deduction for Investors Bancorp, Inc. will generally be unavailable for annual compensation in excess of $1 million paid to each of its chief executive officer and four other executive officers named in the Investors Bancorp, Inc.’s annual proxy statement (other than its chief financial officer). However, amounts that constitute “performance-based compensation,” as that term is used in Code Section 162(m), is not counted toward the $1 million limit. The Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The vesting of a stock option may also be subject to the achievement of one or more objective performance measures.

Performance Measures.   The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); ; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios (e.g., return on investment, return on invested capital, return on equity, return on average assets, cash return on average assets or return on assets, return on average stockholders’ equity; cash return on average tangible stockholders’ equity); core earnings, capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income; operating income efficiency ratio; net interest margin or net interest rate spread; ; debt load reduction; expense management; economic value added; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, based upon meeting specified cost, targets, business expansion goals and goals relating to acquisitions or divestitures or goals relating to capital raising or capital management; or any combination of the foregoing.

Performance measures may be based on the performance of Investors Bancorp, Inc. as a whole or of any one or more subsidiaries or business units. Performance goals may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The Committee may adjust performance measures after they have been set, but with respect to awards included to qualify under Code Section 162(m), only to the extent the Committee exercises negative discretion as permitted under applicable law. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Code Section 162(m).

Vesting of Awards

The Committee shall specify the vesting schedule or conditions of each award.

•	At least 95% of all awards made under the Plan (other than performance-based awards) shall be subject to a vesting requirement of at least one year of service following the grant of the award.

•	Vesting of awards may be accelerated upon death, disability or involuntary termination of employment after a change in control.

•	Vesting is not accelerated upon “retirement” (as defined in the Plan).

•	The Committee does not have discretionary authority to accelerate vesting.

Change in Control

The Plan uses a double trigger change in control feature, providing for an acceleration of vesting following a change in control upon an involuntary termination of employment.

•
Unless otherwise stated in an award agreement, at the time of an involuntary termination following a change in control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.

•
At the time of an involuntary termination following a change in control, all awards of restricted stock, restricted stock units and performance shares shall become earned and fully vested immediately. In the event of a change in control, any performance measure attached to a performance award under the Plan shall be deemed satisfied as of the date of the change in control.

Awards Subject to Clawback Policy

Awards granted under the Plan are subject to the Company’s Clawback Policy. Accordingly, gains that are based on reported financial statements or financial information (or any performance metrics or criteria that were based on such financial statements or information) that are restated due to material noncompliance with financial reporting requirements are recovered by the Company.

Awards Subject to Equity Retention Policy

All awards granted under the Plan are subject to the Investors Bancorp Equity Retention Policy. This policy applies to all executive officers of Investors Bancorp and all members of the Board of Directors. Under the policy, each executive officer is required to retain direct ownership of at least 50% of his or her “covered shares,” net of taxes and transaction costs, until three months following the date of the executive officer’s termination of employment. Each director is required to retain direct ownership of at least 50% of his or her “covered shares,” net of taxes and transaction costs, until termination of service from the Board of Directors. A “covered share” means any share acquired by an executive officer or director pursuant to an award granted after July 23, 2013 under any equity compensation plan or other written compensatory arrangement.

Plan Administration

The Plan will be administered by the Committee, all of whom are “Disinterested Board Members,” as defined in the Plan. The Committee has power within the limitations set forth in the Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan’s purposes; and interpreting and otherwise construing the Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan as if done or exercised by the Committee. The Plan also permits the Committee to delegate to one or more persons, including directors who do not qualify as “non-employee directors” within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan or any award granted under the Plan. However, except as provided in the Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the Plan (other than as provided in the Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Plan at any time, retroactively or otherwise, to ensure that the Plan complies with current or future law and the Board of Directors may unilaterally amend the Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.

Duration of Plan

The Plan will become effective upon approval by the stockholders at this meeting. The Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the Plan. At any time, the Board of Directors may terminate the Plan. However, any termination of the Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Plan.

Non-Qualified Stock Options.   The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Investors Bancorp, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock.   A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value. The Committee has the right to prohibit participants from making Code Section 83(b) elections.

Restricted Stock Units.   A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Withholding of Taxes.   We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control.   Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code Section 280G, which may subject the participant to a 20% excise tax and preclude deduction by Investors Bancorp, Inc.

Deduction Limits.   Code Section 162(m) generally limits our ability to deduct for tax purposes compensation in excess of $1 million per year for each of our chief executive officer and four other executive officers named in our annual proxy statement (excluding the chief financial officer) named in the summary compensation table (“covered employees”), unless the compensation is “qualified performance-based consideration.” “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Investors Bancorp, Inc. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals and objective quantification of those goals in advance. Restricted stock awards and other awards that are not subject to performance goals would be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1 million. Stock options available for award under the Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Code Section 162(m), income recognized on such award by a covered employee will be subject to the $1 million deduction limit on compensation.

In the case of awards granted to a covered employee that are not “qualified performance-based consideration” and are distributed after the covered employee’s retirement or other termination of employment, the $1 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1 million deduction limit. The Plan is designed so that stock options and performance-based restricted stock awards and restricted stock units that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1 million deduction limit. We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice.   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan.

Accounting Treatment

Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, and restricted stock units).

Other Information

The number, types and terms of awards to be made pursuant to the Plan are subject to the discretion of the Committee and have not been determined at this time, and will not be determined until subsequent to stockholder approval.

Required Vote and Recommendation of the Board

In order to approve the Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN.

PROPOSAL III—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes the executive compensation program and the compensation decisions made by the Compensation and Benefits Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the "Named Executive Officers").
This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to vote on our executive pay program. The Board of Directors is requesting stockholder to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the stockholders of Investors Bancorp, Inc. (“Investors”) approve the compensation paid to Investors’ Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”
Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. The Board of Directors believes that the link between compensation and the achievement of our long- and short-term business goals has helped our financial performance over time, while not encouraging excessive risk taking.
For these reasons, the Board of Directors is requesting stockholders to support this proposal. While this advisory vote is non-binding, the Compensation and Benefits Committee and the Board of Directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO INVESTORS BANCORP'S NAMED EXECUTIVE OFFICERS.

PROPOSAL IV - ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE
COMPENSATION ADVISORY VOTES

In Proposal III, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation paid to our Named Executive Officers. This advisory vote is referred to as a ”say-on-pay” vote. Pursuant to Section 14A of the Securities Exchange Act of 1934, in this Proposal IV, the Board of Directors is requesting stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote. Regardless of the outcome of this vote, we will ask you to vote on an advisory basis on the frequency of the say-on-pay vote at least once every six years.

This advisory vote is not binding on the Board of Directors; however, the Board of Directors believes that an annual say-on-pay vote is appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ANNUAL SAY-ON-PAY STOCKHOLDER VOTES.

PROPOSAL V—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Investors Bancorp’s independent registered public accounting firm for the year ended December 31, 2014 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Investors Bancorp for the year ending December 31, 2015, subject to the ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of KPMG LLP is not required by Investors Bancorp’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Investors Bancorp and its stockholders.
Audit Fees. The aggregate fees billed to Investors Bancorp for professional services rendered by KPMG LLP for the audit of the Investors Bancorp’s annual financial statements, review of the financial statements included in the Investors Bancorp’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $910,000 and $890,000 during the years ended December 31, 2014 and 2013, respectively.
Audit Related Fees. The aggregate fees billed to Investors Bancorp for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above, were $729,000 and $98,000 during the years ended December 31, 2014 and 2013, respectively. These services included audits of employee benefit plans, acquisition and transaction related procedures for a subsidiary of the Company.
Tax Fees. The aggregate fees billed to Investors Bancorp for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $238,900 and $130,340 during the years ended December 31, 2014 and 2013, respectively.
All Other Fees. The aggregate fees billed to Investors Bancorp for compliance reviews were $60,000 during the year ended December 31, 2014. There were no “Other Fees” during the years ended December 31, 2013.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as Investors Bancorp’s independent registered public accounting firm.
The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS
As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matter shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.
STOCKHOLDER PROPOSALS
To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders under SEC Rule 14(a)-8, any stockholder proposal to take action at such meeting must be received at Investors Bancorp’s executive office, 101 JFK Parkway, Short Hills, New Jersey 07078, no later than January 8, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
The Bylaws of Investors Bancorp also provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Investors Bancorp not less than 90 days prior to the date of Investors Bancorp’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Investors Bancorp to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal under SEC Rule 14a-8. In accordance with the foregoing, in order for a proposal or a nomination to be brought before the annual meeting of stockholders to be held following the year ending December 31, 2015, notice must be provided to the Corporate Secretary by February 8, 2016.
THE FOLLOWING DOCUMENTS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE INVESTORS BANK’S WEBSITE AT WWW.MYINVESTORSBANK.COM :

—	AUDIT COMMITTEE CHARTER

—	COMPENSATION AND BENEFITS COMMITTEE CHARTER

—	NOMINATING AND CORPORATE GOVERNANCE CHARTER

—	INVESTORS BANCORP’S CORPORATE GOVERNANCE GUIDELINES

—	INVESTORS BANCORP’S CODE OF BUSINESS CONDUCT AND ETHICS

—	INVESTORS BANCORP’S INDEPENDENCE STANDARDS
COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, INVESTORS BANCORP, INC., 101 JFK PARKWAY, SHORT HILLS, NEW JERSEY 07078.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN YOUR PROXY CARD.

AN ADDITIONAL COPY OF INVESTORS BANCORP’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, INVESTORS BANCORP, INC., 101 JFK PARKWAY, SHORT HILLS, NEW JERSEY 07078. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE INVESTORS BANK’S WEBSITE AT WWW.MYINVESTORSBANK.COM.

APPENDIX A

INVESTORS BANCORP, INC.

2015 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this Investors Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Investors Bancorp, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of Company common stock. The “Effective Date” of the Plan is June 9, 2015, which is the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.
Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3    Participation.  Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards under the Plan shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.
Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.
ARTICLE 2 - AWARDS
Section 2.1    General.  Any Award under the Plan may be granted singularly, in combination with another Award (or Awards)  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:
(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted : (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier, or; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan shall be a Non-Qualified Option. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.
(c)     Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.
(d)    Performance Awards. A Performance Award means an Award granted under Section 2.5 that vests upon the achievement of one or more specified performance measures set forth in Section 2.5. A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).
Section 2.2    Stock Options.
(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of or service provider to an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c)    Prohibition on Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without shareholder approval.
Section 2.3. Restricted Stock Awards.
(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement between Investors Bancorp, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Investors Bancorp, Inc. 2015 Equity Incentive Plan, copies of which are on file at the executive offices of Investors Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.
or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock that is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.
(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award, shall be distributed to the Participant at the time the Restricted Stock vests. The Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than thirty (30) days following the date on which the Restricted Stock vests. No dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.
(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock Award and such voting rights shall be exercised by the Participant in his or her discretion.
(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
Section 2.4     Restricted Stock Units.
(a) Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.
(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a), restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.
(ii)     The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a). Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.
(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units either at the time dividends are paid or the Restricted Stock Unit is settled, as set forth in the Award Agreement. If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria. In such case, the Dividend Equivalent Right shall be paid when the Restricted Stock Unit is settled or at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.
Section 2.5    Performance-Based Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, set forth in Section 2.5(a) below, as may be determined by the Committee. The grant of any Performance Award and the establishment of performance measures that are intended to be performance-based compensation within the meaning of Code Section 162(m) shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m). At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.
(a)    Performance Measures.  Such performance measures may be based on any one or more of the following: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); ; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios (e.g., return on investment, return on invested capital, return on equity, return on average assets, cash return on average assets or return on assets, return on average stockholders’ equity; cash return on average tangible stockholders’ equity); core earnings, capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income; operating income efficiency ratio; net interest margin or net interest rate spread; debt load reduction; expense management; economic value added; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, based upon meeting specified cost, targets, business expansion goals and goals relating to acquisitions or divestitures or goals relating to capital raising or capital management; or any combination of the foregoing.
Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.
(b)    Adjustments. Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided, that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(c)    Treatment on Retirement or Termination of Service. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability or upon Involuntary Termination following a Change in Control). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.
Section 2.6    Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan (other than Performance Awards granted under Section 2.5) shall be subject to a vesting requirement of at least one year of Service following the grant of the Award. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then, the required period of vesting shall be determined by the Committee and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee, only upon the Participant’s death, Disability, or Involuntary Termination of Employment following a Change in Control. Service as a Director Emeritus shall constitute Service for purposes of vesting.
Section 2.7    Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.8    Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Stock Options or other Awards) or replacement grants, or other means.
Section 2.9.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:
(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and may be exercised only for a period of three (3) months following termination, and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.
(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards, and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
(c)    Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option, if less, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to death or Disability and provided further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.
(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e)    Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.
ARTICLE 3 - Shares Subject to Plan
Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions. Upon shareholder approval of this Plan, no new grants shall be made under the Company’s 2006 Equity Incentive Plan or under any other equity incentive plan previously maintained by the Company or by any entity acquired by the Company.
Section 3.2    Share Limitations.
(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to thirty million eight hundred eighty one thousand two hundred ninety-six (30,881,296) shares of Stock, which represents fourteen percent (14%) of the number of shares issued in connection with the second-step mutual-to-stock conversion of the Company on May 7, 2014 (the “Second Step Conversion”).
(1)    The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is seventeen million six hundred forty-six thousand four hundred and fifty-five (17,646,455) shares of Stock.
(2)    The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards, Restricted Stock Units and Performance Shares is thirteen million two hundred thirty-four thousand eight hundred and forty-one (13,234,841) shares of Stock. Notwithstanding the preceding sentence, the Committee may grant Restricted Stock Awards, Restricted Stock Units and Performance Shares in excess of the limit described in the preceding sentence, provided, however, that any Restricted Stock Award, Restricted Stock Unit or Performance Share granted in excess of such limit shall be counted against the share reserve set forth in Section 3.2(a) as three (3) shares for every one (1) share of Restricted Stock, Restricted Stock Unit or Performance Share that is granted in excess of such limit.
(3)    The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
(b)    Computation of Shares Available. For purposes of this Section 3.2 the number of shares of Stock available for the grant of Stock Options, Restricted Stock Awards, Restricted Stock Units and/or Performance Share Awards shall be reduced by the number of shares of Stock previously granted, subject to the following.
(1)    To the extent any shares of Stock covered by an Award (including Restricted Stock Awards, Restricted Stock Units and Performance Shares) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled, or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
(2)    To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.
(3)    To the extent any Restricted Stock Award, Restricted Stock Unit or Performance Share Award is granted in excess of the limit set forth in Section 3.2(a)(2) and such Restricted Stock Award, Restricted Stock Unit or Performance Share Award is cancelled or forfeited and the shares covered by such Award become available under the Plan for new Awards, the share limit under the Plan shall be increased by three (3) for each such share of Restricted Stock, Restricted Stock Unit or Performance Share Award forfeited or cancelled.
Section 3.3    Limitations on Grants to Individuals.
(a)    Stock Options - Employees.  The maximum number of shares of Stock that may be subject to stock options granted to any one Participant who is an employee covered by Code Section 162(m) during any calendar year and that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be four million four hundred eleven thousand six hundred and thirteen (4,411,613) shares. All such Awards may be granted during any one calendar year.
(b)    Restricted Stock Awards and Restricted Stock Units - Employees. The maximum number of shares of Stock that may be subject to Restricted Stock Awards or Restricted Stock Units which are granted to any one Participant who is an employee covered by Code Section 162(m) during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be three million three hundred eight thousand seven hundred and ten (3,308,710) shares, all of which may be granted during any calendar year.
(c)    Stock Options, Restricted Stock Awards and Restricted Stock Units - Directors. The maximum number of shares of Stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, is thirty percent (30%) of the shares authorized under Plan all of which may be granted during any calendar year. The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.
(d)    The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.
Section 3.4    Corporate Transactions.
(a)    General. If the shares of Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock, Restricted Stock Unit Awards or Performance Share Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Share Awards (including, without limitation, cancellation of Stock Options, Restricted Stock Awards, Restricted Stock Units or Performance Share Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Share Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.
(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.
Section 3.5    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 - CHANGE IN CONTROL
Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:
(a)    At the time of an Involuntary Termination following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination following a Change in Control.
(b)    At the time of an Involuntary Termination following a Change in Control, all Awards of Restricted Stock Awards, Restricted Stock Units and Performance Share Awards shall be fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which is based on satisfaction of performance-based conditions, will be vested as specified in Section 4.1(c) below.
(c)    In the event of a Change in Control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the Change in Control.
Section 4.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan, or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or
(b)    the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or
(c)    a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or
(d)    a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE
Section 5.1    Administration. The Plan shall be administered by the members of the Compensation and Benefits Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:
(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce or eliminate any restrictions applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.
(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)    The Committee will have the authority to define terms not otherwise defined herein.
(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.
(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.
Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5    Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 - AMENDMENT AND TERMINATION
Section 6.1    General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.
ARTICLE 7 - GENERAL TERMS
Section 7.1    No Implied Rights.
(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2    Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Restricted Stock Awards and Performance Share Awards shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

Section 7.3    Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units, Performance Share Awards or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control.
Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8    Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to a Stock Option , reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards, Restricted Stock Units and Performance Share Awards, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.
Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13    Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Essex County, New Jersey, or the Chancery Court of the State of Delaware shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)    in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c)    in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt;
provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.
Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
Section 7.20.    Awards Subject to Clawback.
(a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
(b)    Awards granted hereunder are subject to the Company’s Clawback Policy, as in effect from time to time.
Section 7.21.    Awards Subject to Equity Retention Policy. Awards granted under this Plan are subject to the Board adopted Equity Retention Policy.
ARTICLE 8 - DEFINED TERMS; CONSTRUCTION
Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
(b)    “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c)    “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.
(d)    “Board” means the Board of Directors of the Company.
(e)    If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses).
(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.
(g)    “Code” means the Internal Revenue Code of 1986, as amended, and   any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)    “Committee” means the Committee acting under Article 5.
(j)    “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.
(k)    “Director” means a member of the Board of Directors of the Company or a Subsidiary.
(l)    “Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(m)    “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404 of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
(n)    “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.
(o)    “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(p)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(r)    “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.
(s)    “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.
(t)    “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
(u)    A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material diminution in Participant’s base salary or base compensation;
(ii)    a material diminution in Participant’s authority, duties or responsibilities;
(iii)     a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or
(iv)    in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.
(v)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
(w)    “Incumbent Directors” means:
(1)    the individuals who, on the date hereof, constitute the Board; and
(2)    any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments
(x)     “Involuntary Termination” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.
(y)    “ISO” has the meaning ascribed to it in Section 2.1(a).
    (z)    “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
(aa)    “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.
(bb)    “Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.
(cc)    “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(dd)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(ee)    “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).
(ff)    “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:
(1)    the attainment of age 75 by an Employee or Director;
(2)    the attainment of age 62 by an Employee or Director and the completion of 15 years of continuous employment or Service as an Employee or Director; or
(3)    the completion of 25 years of continuous employment or Service as an Employee and/or Director.
Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously. An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of

Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.
(gg)    “SEC” means the United States Securities and Exchange Commission.
(hh)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(ii)    “Service” means service as an Employee, consultant or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor. .
(jj)    “Stock” means the common stock of the Company, $0.01 par value per share.
(kk)    “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
(ll)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(1)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(2)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services
(4)    Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(5)    With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(mm)    “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(nn)    “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.
(oo)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)    Indications of time of day mean New Jersey time;
(f)    “Including” means “including, but not limited to”;
(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

investors Bancorp, INC.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on June 9, 2015.

Vote by Internet

- Go to **www.investorvote.com/ISBC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 5 and ONE YEAR for Proposal 4.

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1. The election as Directors of all nominees listed below, each for a three-year term:

Nominee	For	Withhold
01 - Robert M. Cashill	☐	☐
02 - Kevin Cummings	☐	☐
03 - Brian D. Dittenhafer	☐	☐
04 - Michele N. Siekerka	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. The approval of a non-binding, advisory proposal to vote on the frequency of stockholder voting on executive compensation.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder is required to sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Annual Meeting Materials are available at:

https://www.myinvestorsbank.com

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

investorsBancorp, INC.

REVOCABLE PROXY — INVESTORS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 9, 2015

9:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) signing this proxy card hereby appoints the official proxy committee consisting of the Board of Directors (other than the nominees for directors set forth on the reverse side) with full powers of substitution to act as attorneys and proxies for the stockholder(s) to vote all shares of common stock of Investors Bancorp, Inc. (the "Company") that the stockholder(s) is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07901 on June 9, 2015, at 9:00 a.m., local time and at any all adjournments thereof. The official proxy committee is authorized to cast all votes to which the stockholder(s) is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS AND NOMINEES LISTED ON THE REVERSE SIDE AND "ONE YEAR" ON PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Annual Meeting, the Proxy Statement dated May 8, 2015 and the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.